UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Donaldson Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DONALDSON COMPANY, INC.
1400 West 94th Street
Minneapolis, Minnesota 55431-2370
www.donaldson.com
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME: Friday, November 22, 2019 at 1:00 p.m. (CST)

RECORD DATE: Close of business on September 23, 2019.

ITEMS OF BUSINESS:
(1) Election of Directors;
(2) Non-binding advisory vote to approve the compensation of our Named Executive Officers;
(3) Adoption of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan;
(4) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2020; and
(5) Any other business that properly comes before the meeting.

PROXY VOTING:
It is important that your shares are represented and voted at the Annual Meeting. You received instructions on voting your shares on the Notice of Internet Availability of Proxy Materials for the Annual Meeting. If you received paper copies of the proxy materials, instructions on the different ways to vote your shares are found on the enclosed proxy card. Vote by proxy even if you plan to log in and attend the Annual Meeting.

HOW TO ATTEND THE MEETING:
Attend our virtual meeting online and vote your shares electronically by visiting www.virtualshareholdermeeting.com/DCI2019. This year's meeting will again be completely virtual which makes participation and engagement convenient for all our stockholders. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting.

PLEASE PROMPTLY VOTE YOUR PROXY TO SAVE US THE EXPENSE OF ADDITIONAL SOLICITATION.

Notice of Internet Availability of Proxy Materials for the stockholder meeting to be held on November 22, 2019: Our 2019 Proxy Statement and our Fiscal 2019 Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Amy C. Becker Secretary
Dated: October 8, 2019

i

ii

DONALDSON COMPANY, INC.
1400 West 94th Street
Minneapolis, Minnesota 55431-2370

PROXY STATEMENT Mailing Date: October 8, 2019

PROPOSALS YOU ARE ASKED TO VOTE ON

Item 1: Election of Directors
Four current directors, Michael J. Hoffman, Douglas A. Milroy, Willard D. Oberton, and John P. Wiehoff, are recommended for election to the Board of Directors at the Annual Meeting. Information on the director nominees is provided on pages 8-13. Directors are elected for a three-year term so that approximately one-third are elected at each Annual Meeting of Stockholders.
The Board of Directors unanimously recommends a vote FOR the election of each director nominee.

Item 2:    Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers
As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is providing our stockholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement.
The Board of Directors unanimously recommends a vote FOR the compensation of our Named Executive Officers described in this Proxy Statement.

Item 3: Adoption of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan
The Company is presenting the Donaldson Company, Inc. 2019 Master Stock Incentive Plan to our stockholders for their approval.
The purpose of the 2019 Master Stock Incentive Plan is to replace the 2010 Master Stock Incentive Plan, which expires on September 24, 2020. The new plan is designed to enhance the long-term profitability of the Company and increase stockholder value by aligning the interests of employees, management, and non-employee directors with the interests of our stockholders. More detail on the new plan can be found on page 51.
The Board of Directors unanimously recommends a vote FOR the adoption of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan.

Item 4: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2020, and is requesting ratification by our stockholders.
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2020.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this Proxy Statement?
You received this Proxy Statement because the Board of Directors ("Board") of the Company is soliciting proxies for use at the Annual Meeting to be held on November 22, 2019, and you were a Donaldson stockholder as of the close of business on the record date of September 23, 2019. Only stockholders of record are entitled to vote at the Annual Meeting and the Board is soliciting your proxy to vote. We had 126,194,547 shares of common stock outstanding as of the close of business on the record date. Each share entitles its holder to one vote, and there is no cumulative voting.
This Proxy Statement summarizes the information you need to know to vote. We first mailed or otherwise made available to stockholders the Proxy Statement and form of proxy on or about October 8, 2019.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Fiscal 2019 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. Such notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting such materials provided in the Notice of Internet Availability of Proxy Materials.

SEC rules allow us to deliver a single copy of an annual report, proxy statement, or Notice of Internet Availability of Proxy Materials to two or more stockholders that share the same household address. If you received multiple copies and would like to receive only one copy per household in the future, or if you received only one copy and would like to receive multiple copies in the future, you should contact your bank, broker or other nominee record holder, or if you are a record holder, contact Amy Becker, Secretary, at Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299, by telephone at 952-703-4965, or by email to Investor.Relations@Donaldson.com. These documents may also be downloaded and printed from our Investor Relations website at ir.donaldson.com.
What does it mean if I receive more than one proxy card?
It means that you hold shares in multiple accounts with banks or stockbrokers, or with the transfer agent.
PLEASE VOTE ALL OF YOUR SHARES.
Who pays for the cost of proxy preparation and solicitation?
The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail, email, and the internet. In addition, our directors, Officers, and other employees may solicit proxies by email, telephone, facsimile, or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

What am I voting on, what does the Board recommend and what vote is required to approve each item?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed(2)	Impact of Abstention
Item 1: Election of four directors	Majority of votes cast "FOR" votes must exceed 50% of the number of votes cast, and the votes cast include votes to withhold authority(3)	"FOR" "WITHHOLD"	"FOR"	No	N/A
Item 2: A non-binding advisory vote on the compensation of our Named Executive Officers	We will consider our stockholders to have approved, on an advisory basis, the compensation of our Named Executive Officers if more shares are voted "FOR" than "AGAINST"	"FOR” “AGAINST" "ABSTAIN"	"FOR"	No	None
Item 3: Adoption of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan	Affirmative vote of a majority of the shares entitled to vote and represented at the meeting or by proxy	"FOR” “AGAINST" "ABSTAIN"	"FOR"	No	"AGAINST"
Item 4: Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending July 31, 2020	Affirmative vote of a majority of the shares entitled to vote and represented at the meeting or by proxy	"FOR" "AGAINST" "ABSTAIN"	"FOR"	Yes	"AGAINST"
___________

(1)
If you do not specify how you want to vote your shares on your returned proxy card, or through the telephone or internet prompts, your shares will be voted in accordance with the Board recommendation above.

(2)
If you hold shares in a brokerage account in your broker's name (street name) and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal where the broker does not have discretionary authority to vote. In such a situation, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to the matter requiring discretionary authority. New York Stock Exchange ("NYSE") rules permit brokers discretionary authority to vote on Item 4 if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote your street name shares, your broker has authority to vote on Item 4 on your behalf.

(3)	The vote described above applies for the election of directors in uncontested director elections. Directors will be elected by a plurality vote at a meeting if:

•
The Secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees set forth in our Bylaws; and

•	Such nomination has not been withdrawn by such stockholder prior to the 10th day preceding the date the Company first mails its notice of meeting to our stockholders.

We use an independent inspector of elections, Broadridge Investor Communication Solutions, Inc., to tabulate the votes received.

How do I vote my shares?
If you are a stockholder of record you may vote using any ONE of the following methods. By:

•	PHONE - toll free 1-800-690-6903

•	INTERNET - www.proxyvote.com

•	MAIL - promptly complete, sign and mail your proxy card

•	ONLINE - during the virtual meeting at www.virtualshareholdermeeting.com/DCI2019
You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card to enter the Annual Meeting.
On the day of our annual meeting of stockholders, we recommend that you log into our virtual meeting at least 15 minutes before the scheduled start time to ensure that you can access the meeting. Submitting a question for management is also convenient with the virtual meeting. If you wish to submit a question, type your question into the “Ask a Question” field within the virtual meeting and click “Submit.” Questions related directly to the annual meeting of stockholders will be answered during our virtual meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at ir.donaldson.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting. We welcome ongoing engagement with our stockholders, so you can also submit information requests or find our contact information at ir.donaldson.com.

How do I vote if I hold stock through a Donaldson employee benefit plan?
We have added the shares of common stock held by participants in Donaldson’s employee benefit plans to the participants’ other holdings shown on their proxy materials. Donaldson’s employee benefit plans are the Employee Stock Ownership Plan, the PAYSOP, and the Donaldson Company, Inc. Retirement Savings Plan (the “401(k) Plan”).
If you hold stock through Donaldson’s employee benefit plans, voting your proxy using one of the first three methods above also serves as confidential voting instructions to the plan trustee, Fidelity Management Trust Company (“Fidelity”). Fidelity also will vote the shares allocated to individual participant accounts for which it has not received instructions, as well as shares not so allocated, in the same proportion as the directed shares are voted. Fidelity will vote your employee benefit plan shares as directed by you provided that your proxy vote is RECEIVED BY NOVEMBER 21, 2019.
If you participate in the Donaldson Dividend Reinvestment Program or in the Donaldson Employee Stock Purchase Program administered by the transfer agent, your shares in those programs have been added to your other holdings and are included in your proxy materials.

How do I vote my shares held in “street name” in a brokerage or bank account?
If your shares are held in a brokerage or bank account in your broker's name (street name) you should follow the voting directions provided by your broker or nominee. If you do so, your broker or nominee will vote your shares as you have directed.

What if I submit a proxy and then change my mind?
You may change or revoke your proxy at any time before it is voted at the meeting by using any of the following methods:

•	Send written notice of revocation to our Secretary;

•	Submit a properly signed proxy card with a later date;

•	Vote by phone or internet at a time following your prior phone or internet vote; or

•	Vote online during the virtual meeting as described above.
If your shares are held in a brokerage account in your broker’s name (street name), contact your broker or nominee for information on how to change or revoke your voting instructions and provide new voting instructions.

Who may attend the meeting?
All Donaldson stockholders of record as of the close of business on September 23, 2019, may attend.

How many shares must be present to conduct the meeting?
At least a majority of the shares outstanding as of the record date must be present to establish a quorum, which is necessary for the meeting to be valid. We will count you as present if you:

•	Have properly voted your proxy by phone, internet, or mailing of the proxy card;

•	Are present by attending the virtual meeting; or

•	Hold your shares in a brokerage account in your broker's name (street name) and your broker uses its discretionary authority to vote your shares on Item 4.

How will voting on any other business be conducted?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your shares will be voted by the holders of the proxies in their discretion.

Where do I find the voting results of the meeting?
We will publish the voting results in a Form 8-K to be filed with the SEC within four business days of the meeting.

How do I submit a stockholder proposal for next year's Annual Meeting?
If you wish to include a proposal in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders, you must submit the proposal in writing so that it is received no later than June 10, 2020. Please send your proposal to Amy Becker, Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.
Under our Bylaws, if you wish to nominate a director or bring other business before the stockholders at our 2020 Annual Meeting without having your proposal included in our Proxy Statement:

•	You must notify the Secretary in writing between July 25 and August 24, 2020.

•
Your notice must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, we will send you one without charge. Please send your written request to the Secretary at the address shown above.

SECURITY OWNERSHIP

The following table sets forth information as to entities that have reported to the SEC or have otherwise advised the Company that they are a “beneficial owner,” as defined by the SEC’s rules and regulations, of more than 5% of the outstanding common stock of the Company based on the number of shares of common stock outstanding on September 23, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.	12,807,683(1)	10.1
100 Vanguard Boulevard
Malvern, PA 19355

State Farm Mutual Automobile Insurance Company	12,372,156(2)	9.8
One State Farm Plaza
Bloomington, IL 61710

BlackRock, Inc.	11,367,420(3)	9.0
55 East 52nd Street
New York, NY 10055

_______________

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on January 10, 2019 by The Vanguard Group, Inc., an investment adviser (“Vanguard”). Vanguard reported that it has sole power to vote 69,054 shares, shared power to vote 15,830 shares, sole power to dispose of 12,734,705 shares and shared power to dispose of 72,978 shares. Each of Vanguard Fiduciary Trust Company (“Vanguard Trust”) and Vanguard Investments Australia, Ltd. (“Vanguard Investments”) are wholly owned subsidiaries of Vanguard. Vanguard Trust is the beneficial owner of 57,148 shares, as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments is the beneficial owner of 27,736 shares, as a result of its serving as investment manager of Australian investment offerings.

(2)
Based on information provided in a Schedule 13G jointly filed with the SEC on February 5, 2019 by State Farm Mutual Automobile Insurance Company, an insurance company (“Auto Company”), and certain of its subsidiaries and affiliates. Auto Company reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 6,054,000 shares; State Farm Life Insurance Company, an insurance company (“SFLIC”), reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 609,600 shares; State Farm Investment Management Corp., an investment adviser and registered transfer agent (“SFIMC”), reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 1,044,530 shares; State Farm Insurance Companies Employee Retirement Trust (“SF Retirement Trust”) reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 3,425,153 shares; and State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees (“SF Thrift Plan”) reported that it has sole power to vote or direct the vote of and sole power to dispose of or direct the disposition of 1,238,873 shares. Auto Company is the parent company of multiple wholly owned insurance company subsidiaries, including SFLIC. Auto Company is also the parent company of SFIMC. SFIMC serves as transfer agent and investment adviser to a Delaware business trust that is a registered investment company. Auto Company also sponsors SF Retirement Trust and SF Thrift Plan, two qualified retirement plans, for the benefit of its employees. Auto Company has established an investment department that is directly or indirectly responsible for managing or overseeing the management of the investment and reinvestment of assets owned by each entity that has joined in filing the Schedule 13G. The investment department is responsible for voting proxies or overseeing the voting of proxies related to the issuers' shares held by one or more entities that joined in the filing. Each insurance company included in the filing and SFIMC have established an investment committee that oversees the activities in managing that firm’s assets and the trustees of the qualified plans perform a similar role in overseeing the investment of each plan’s assets. Each of the reporting persons expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the shares and disclaims that it is part of a group.

(3)
Based on information provided in a Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc., a parent holding company ("BlackRock"). BlackRock reported that it has sole power to vote or direct the vote of 10,833,726 shares and sole power to dispose of or direct the disposition of 11,367,420 shares.

The following table shows information regarding the beneficial ownership of the Company’s common stock, as of September 23, 2019, by each director, each Named Executive Officers (“NEOs” as identified on page 25) and all current executive officers (“Officers”) and directors as a group. The shares listed in the table as beneficially owned include (i) shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares; (ii) deferred stock units that have vested and been deferred, as to which the beneficial owner has no voting or investment power; and (iii) shares subject to options exercisable within 60 days of September 23, 2019. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner, and the shares are not subject to any pledge.

Name of Beneficial Owner	Total Amount and Nature of Beneficial Ownership of Common Stock (1)(2)(3)	Percent of Common Stock	Deferred Stock Units Included in Total Amount Column (3)	Exercisable Options Included in Total Amount Column
Employee Director and Named Executive Officers
Amy C. Becker	119,779	*	0	91,700
Tod E. Carpenter	771,686	*	0	649,565
Scott J. Robinson	98,702	*	0	86,734
Thomas R. Scalf	144,480	*	0	124,467
Jeffrey E. Spethmann	113,416	*	0	96,967
Non-Employee Directors
Andrew Cecere	64,278	*	2,518	58,700
Pilar Cruz	6,942	*	1,315	2,567
Michael J. Hoffman	144,604	*	28,844	112,700
Douglas A. Milroy	30,297	*	1,427	24,100
Willard D. Oberton	117,218	*	13,687	98,300
James J. Owens	72,992	*	4,033	65,900
Ajita G. Rajendra	119,523	*	17,963	98,300
Trudy A. Rautio	55,200	*	8,440	43,700
John P. Wiehoff	151,208	*	49,448	98,300
Current Directors and Officers as a Group	2,229,628	1.74	127,675	1,828,268
______________
*Indicates less than 1% of our outstanding common stock

(1)
Includes all beneficially owned shares, including restricted shares, shares for non-employee directors held in trust, shares underlying the units listed under the Deferred Stock Units column and the shares underlying options exercisable within 60 days of September 23, 2019, as listed under the Exercisable Options column.

(2)
Includes the following shares held in the Employee Stock Ownership and Retirement Savings Plan trust: Ms. Becker, 7,153 shares; Mr. Carpenter, 9,502 shares; Mr. Robinson, 527 shares; Mr. Scalf, 6,709 shares; Mr. Spethmann, 1,658 shares; and all Directors and Officers as a Group, 28,979 shares. Voting of shares held in the Employee Stock Ownership and Retirement Savings Plan trust is passed through to the participants. Also includes the following shares held in the Deferred Compensation and 401(k) Excess Plan trust: Ms. Becker, 1,412 shares; Mr. Carpenter, 10,576 shares; Mr. Robinson, 924 shares; Mr. Scalf, 2,768 shares; Mr. Spethmann, 3,017 shares; and all Directors and Officers as a Group, 19,787 shares. Voting of shares held in the Deferred Compensation and 401(k) Excess Plan trust is passed through to the participants.

(3)	Deferred Stock Units are held in the non-employee director’s deferred stock account trust. Voting of shares held in the deferred stock account trust is passed through to the participants.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Officers to file initial reports of ownership and reports of changes in ownership with the SEC. To the Company’s knowledge, based on a review of copies of such forms and representations furnished to the Company during fiscal 2019, all Section
16(a) filing requirements applicable to the Company’s Directors and Officers were satisfied, except that a Form 4 reporting one transaction was filed late for each of Thomas Scalf and Jeffrey Spethmann due to an administrative delay on the part of the Company in reporting the stock transactions.

ITEM 1: ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board shall consist of not less than 3 nor more than 15 directors and that the number of directors may be changed from time to time by the affirmative vote of a majority of the directors. The Board currently consists of 10 directors. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each Annual Meeting of Stockholders.
The directors with terms expiring at the 2019 Annual Meeting of Stockholders are Michael J. Hoffman, Douglas A. Milroy, Willard D. Oberton, and John P. Wiehoff.
The Corporate Governance Committee and the Board reviewed and considered the qualifications and service of Michael J. Hoffman, Douglas A. Milroy, Willard D. Oberton, and John P. Wiehoff and approved their nomination to stand for re-election to the Board.
Each of the nominees has agreed to serve as a director if elected. The Board has no reason to believe that any of the nominees will be unavailable or unable to serve, but in the event a nominee is not a candidate at the meeting, the persons named in the proxy intend to vote in favor of the remaining nominee or nominees and such other person or persons, if any, as they may determine.

Board Recommendation
The Board of Directors recommends that stockholders vote FOR the election of Michael J. Hoffman, Douglas A. Milroy, Willard D. Oberton, and John P. Wiehoff for three-year terms expiring in 2022.

Information Regarding Directors
The director nominees and the directors whose term in office will continue after the meeting have provided information about themselves in the following section. SEC rules require us to briefly discuss the specific experience, qualifications, attributes, or skills that led the Board to conclude that each director nominee and director should serve on our Board of Directors. This discussion is provided in a separate paragraph following each director’s biography in the following sections.

Director Nominees with Terms Expiring in 2019

Michael J. Hoffman

Age: 64
Director Since: 2005
Committee: Human Resources (Chair)

Biography
Retired Chairman (2006-2017) of The Toro Company, a provider of outdoor maintenance and beautification products. Previously, Chief Executive Officer (2005-2016); President (2004-2015); Group Vice President (2001-2004); and Vice President and General Manager (2000-2001).

Qualifications
Mike Hoffman brings to the Board his expertise as a public company leader at The Toro Company where he started in 1977 and retired from his CEO and Chairman of the Board positions in 2017. Mike adds valuable marketing and strategic planning experience working for a company that has a strongly branded identity. Mike is an experienced public company Board member having served on the Boards of Donaldson and Toro since 2005, and Advanced Disposal Services, Inc. since 2017. Mike has a Bachelor’s degree in Marketing Management from the University of St. Thomas and an M.B.A degree from the University of Minnesota - Carlson School of Management.

Other Public Company Boards:  Advanced Disposal Services, Inc.
Other Public Company Boards (last five years): The Toro Company (2005-2017)

Douglas A. Milroy

Age: 60
Director Since: 2016
Committees: Audit and Human Resources

Biography
Former Chairman (2014-2017) and Chief Executive Officer (2009-2017) of G&K Services, Inc., a service-focused provider of branded uniform and facility services programs. Previously, President, Direct Purchase and Business Development (2006-2009).

Qualifications
Doug Milroy brings to the Board his expertise, executive leadership experience and management of a public company. Doug has extensive global leadership experience in business-to-business organizations. Doug provides the Board valuable insight with respect to his experience with global operational, strategic and management matters. Doug has a Bachelor’s degree from the University of Minnesota and an M.B.A. from The Harvard Business School.

Other Public Company Boards: None
Other Public Company Boards (last five years): G&K Services, Inc. (2009-2017)

Director Nominees with Terms Expiring in 2019 (continued)

Willard D. Oberton

Age: 61
Director Since: 2006
Lead Director Since: 2017
Committees: Corporate Governance (Chair)

Biography
Chairman (2014) of Fastenal Company, an industrial and construction supplies company. Previously, President and Chief Executive Officer (2015); Chief Executive Officer (2002-2014); President (2001-2012); Chief Operating Officer (1997-2002); and Executive Vice President (2000-2001).

Qualifications
Will Oberton brings to the Board strong business acumen and his expertise as a public company leader at Fastenal Company. Will served in various sales, operational, and management roles and provides valuable insight from this experience. Will was named 2006 CEO of the Year by Morningstar, Inc. Will is an experienced public company Board member having served on Donaldson’s Board since 2006 and the Fastenal Board since 1999. Will also serves on the Board of Wincraft Inc., a privately held company. Will has a Marketing degree from St. Cloud Technical and Community College.

Other Public Company Boards: Fastenal Company

John P. Wiehoff

Age: 58
Director Since: 2003
Committee: Audit (Chair)

Biography
Executive Chairman (2019). Previously, Chairman (2007-2019), Chief Executive Officer (2002-2019), and President (1999-2019) of C.H. Robinson Worldwide, Inc., a transportation, logistics, and sourcing company.

Qualifications
John Wiehoff brings to the Board his expertise as a public company leader at C.H. Robinson. John has significant public company financial experience, first as a CPA at a large public accounting firm and subsequently in various leadership positions in the financial organization at C.H. Robinson, including serving as its CFO prior to becoming CEO. John adds valuable supply chain, logistics, and international expertise working for a company that is a global provider of multimodal transportation services and logistics services. John is an experienced public company Board member having served on the Boards of C.H. Robinson since 2001, Donaldson since 2003 and Polaris Industries since 2007. John has a Bachelor's degree from St. John’s University.

Other Public Company Boards:  C.H. Robinson and Polaris Inc.

Directors with Terms Expiring in 2020

Tod E. Carpenter

Age: 60
Director Since: 2017
Committee: None

Biography
Chairman (2017), President and Chief Executive Officer (2015) of the Company. Previously, Chief Operating Officer (2014-2015); Senior Vice President, Engine Products (2011-2014); Vice President, Europe and Middle East (2008-2011); and Vice President, Global Industrial Filtration Systems (2006-2008).

Qualifications
Tod Carpenter brings to the Board a wealth of general management and global leadership experience. Tod joined Donaldson in 1996. Since then, his roles have included driving strategic growth initiatives, launching innovative proprietary products, and strengthening relationships with the Company’s key global customers. Tod has a Bachelor’s Degree in Manufacturing Technology from Indiana State University and an M.B.A. from Long Beach State University. Tod serves on the Boards of Donaldson since 2017 and AMETEK, Inc. since 2019. Tod currently serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota.

Other Public Company Boards: AMETEK, Inc.

Pilar Cruz

Age: 48
Director Since: 2017
Committee: Audit

Biography
President, Cargill Aqua Nutrition (2019) of Cargill, Incorporated, a provider of food, agriculture, financial and industrial products and services. Previously, President, Cargil Feed and Nutrition (2017-2019); Corporate Vice President, Corporate Strategy & Development (2015-2017); President & Business Unit Leader, Cargill Meats Europe (2013-2015); General Manager, Cargill Meats Central America (2012-2013); and Integration Manager, Cargill Meats Central America (2011-2012).

Qualifications
Pilar Cruz brings to the Board her experience and expertise in corporate strategy, management and global leadership. Pilar has gained this valuable experience from her various leadership and managment roles at Cargill. Her global experience provides the Board with valuable insight with respect to strategic, operational and management matters. Pilar has a Bachelor’s Degree in Economics from Universidad de Los Andes in Bogotá, Colombia and an M.B.A. from the Ross School of Business at the University of Michigan.

Other Public Company Boards:   None

Ajita G. Rajendra

Age: 67
Director Since: 2010
Committees: Corporate Governance and Human Resources

Biography
Executive Chairman (2018) of A.O. Smith Corporation, a global water technology company and manufacturer of residential and commercial water heating equipment. Previously, Chairman (2014-2018), President and Chief Executive Officer (2013-2018); President and Chief Operating Officer (2011-2013); Executive Vice President (2006-2011); Senior Vice President (2005-2006); and President, A.O. Smith Water Products Company (2005-2011).

Qualifications
Ajita Rajendra brings to the Board his public company leadership expertise and experience in his position as President and Chief Executive Officer of A.O. Smith. Ajita has valuable manufacturing experience in various categories, including consumer durables, industrial products, and appliances. From his previous experience as the President of A.O. Smith Water Products Company, Ajita provides valuable insight to the Board on leading global businesses and negotiating acquisitions and joint ventures. Ajita is originally from Sri Lanka, received a Bachelor's degree in Chemical Engineering at the Indian Institute of Technology, Madras, India and an M.B.A. degree from Carnegie Mellon University.

Other Public Company Boards:   A.O. Smith Corporation and the Timken Company

Directors with Terms Expiring in 2021

Andrew Cecere

Age: 59
Director Since: 2013
Committee: Audit

Biography
Chairman (2018), President (2015) and Chief Executive Officer (2017) of U.S. Bancorp. U.S. Bancorp, the parent company of U.S. Bank National Association, the 5th largest commercial bank in the U.S., a trusted financial services partner. Previously, Chief Operating Officer (2016); Vice Chairman and Chief Operating Officer (2015); Vice Chairman and Chief Financial Officer (2007-2015); Vice Chairman, Wealth Management (2001-2007); Chief Financial Officer of the former U.S. Bancorp (2000-2001); and Vice Chairman of U.S. Bank (1999-2000).

Qualifications
Andy Cecere brings to the Board his valuable financial and management experience as Chairman, President and Chief Executive Officer of U.S. Bancorp, and former Vice Chairman and Chief Operating Officer, and Chief Financial Officer, of U.S. Bancorp. U.S. Bancorp provides banking, brokerage, insurance, investment, mortgage, trust, and payment services products to consumers, businesses, and institutions. Andy has over 30 years of experience with U.S. Bancorp, including serving as Vice Chairman of Wealth Management and leading key banking, trust, insurance, and advisory businesses. He serves on U.S. Bancorp’s Managing Committee. Andy currently serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota. Andy has a Bachelor’s degree in Business Administration and Finance from the University of St. Thomas and an M.B.A. degree from the Carlson School of Management at the University of Minnesota.

Other Public Company Boards:   U.S. Bancorp

James J. Owens

Age: 55
Director Since: 2013
Committees: Corporate Governance and Human Resources

Biography
President and Chief Executive Officer (2010) of H.B. Fuller Company, a leading global adhesives provider. Previously, Senior Vice President, Americas (2010) and Senior Vice President, North America (2008-2010).

Qualifications
Jim Owens brings to the Board his extensive experience and expertise in global manufacturing businesses. He spent 22 years with National Starch’s adhesives business, a division of ICI (Imperial Chemical Industries Limited), in a variety of positions, including serving as Corporate Vice President and General Manager and as Vice President and General Manager of the Europe/Middle East and Africa adhesives business. Jim provides global leadership insights as well as public company Board experience. Jim currently serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota. Jim has a Bachelor’s degree in Chemical Engineering from the University of Delaware and an M.B.A. degree from The Wharton School, University of Pennsylvania.

Other Public Company Boards:  H.B. Fuller Company

Directors with Terms Expiring in 2021 (continued)

Trudy A. Rautio

Age: 66
Director Since: 2015
Committees: Audit and Corporate Governance

Biography
Retired President and Chief Executive Officer (2012-2015) of Carlson, a privately held global hospitality and travel company. Previously, Executive Vice President and Chief Administrative Officer (2011-2012) and Executive Vice President and Chief Financial Officer (2005-2011).

Qualifications
Trudy Rautio brings to the Board her leadership experience in her position as the former President and Chief Executive Officer of Carlson. Prior to her appointment as CEO, Trudy served as Executive Vice President and Chief Financial and Administrative Officer and has valuable experience in various categories, including business, financial, and information technology operations. Trudy has knowledge and experience leading global businesses and operations. Trudy currently serves on the following private boards: Cargill and Securian Financial Group. Trudy is a graduate of Bemidji State University and has an M.B.A. from the University of St. Thomas. In addition, she is a Certified Public Accountant (unlicensed) and Certified Management Accountant.

Other Public Company Boards:  Merlin Entertainments

CORPORATE GOVERNANCE

Board Oversight and Director Independence
Donaldson’s Board believes that a primary responsibility of the Board of Directors is to provide effective governance over Donaldson’s business. The Board selects the Chairman of the Board and the Chief Executive Officer, and monitors the performance of senior management to whom it has delegated the conduct of the business. The Board has adopted a set of Corporate Governance Guidelines to assist in its governance, and the complete text of Donaldson’s Corporate Governance Guidelines is available on our Investor Relations website, ir.donaldson.com under Corporate Governance - Governance Documents.
Our Corporate Governance Guidelines provide that a significant majority of our directors will be non-employee directors who meet the independence requirements of the NYSE. The Corporate Governance Guidelines also require that our Corporate Governance, Audit, and Human Resources Committees be comprised entirely of non-employee directors who meet all of the independence and experience requirements of the NYSE and SEC.
The Board has established the following independence standards consistent with the current listing standards of the NYSE for determining independence:
A director will not be considered independent if, within the preceding three years:

•	The director was an employee of Donaldson, or an immediate family member of the director was an executive officer of Donaldson;

•
The director or an immediate family member of the director has received during any 12-month period more than $120,000 in direct compensation from Donaldson (other than director and Committee fees and pension or other forms of deferred compensation for prior service);

•	An executive officer of Donaldson was on the Compensation Committee of a company that, at the same time, employed the director or an immediate family member of the director as an executive officer;

•
The director was an executive officer or employee of, or an immediate family member of the director was an executive officer of, another company that does business with Donaldson and the annual revenue derived from that business by either company exceeds the greater of (i) $1 million or (ii) 2% of the annual gross revenues of such company; or

•	The director or an immediate family member of the director has been affiliated with or employed in a professional capacity by Donaldson’s independent registered public accounting firm.

The Board has evaluated the transactions and relationships between each of our non-employee directors and the Company, including those companies where directors or nominees serve as an officer. All transactions and relationships were significantly below the thresholds described above and all involved only the ordinary course of business purchase and sale of goods and services at companies where directors serve as an officer. The table below describes the transactions and relationships the Board considered and, in each case, the amounts involved were less than the greater of $1 million or 2% of both our and the recipient’s annual revenues:

Director / Nominee	Entity and Relationship	Transactions	% of Entity’s Annual Revenues in Each of the Last 3 years
Andrew Cecere	U.S. Bancorp
U.S. Bancorp provides commercial banking, brokerage, trust and financing services, cash management, and foreign exchange services, and serves as a co-lead participant in our syndicated revolving credit facility (fiscal 2017).(1)
Less than 1%
Pilar Cruz	Cargill, Incorporated	We sell products to Cargill, Incorporated.	Less than 1%
Willard D. Oberton	Fastenal Company	We sell products to and purchase products from Fastenal Company.	Less than 1%
James J. Owens	H.B. Fuller	We sell products to and purchase products from H.B. Fuller.	Less than 1%
Ajita G. Rajendra	A.O. Smith Corporation	We sell products to A.O. Smith Corporation.	Less than 1%
John P. Wiehoff	C.H. Robinson Worldwide, Inc.	We purchase logistics services from C.H. Robinson Worldwide, Inc.	Less than 1%
___________

(1)
Our banking and borrowing relationship with U.S. Bancorp predates Mr. Cecere’s service on our Board, and Mr. Cecere has never been personally involved in the negotiation of our business terms or relationships with U.S. Bancorp, nor does he receive any special benefit related to the transactions. Our Board determined that neither the nature of our relationship with U.S. Bancorp nor the amount of fees and interest paid to U.S. Bancorp was material to either us or U.S. Bancorp. In fiscal 2019, we did not use U.S. Bancorp for any investment banking, consulting or advisory services. Furthermore, none of the services provided by U.S. Bancorp during fiscal 2019 involved access to sensitive or strategic information about our Company or involved commission-based payments.

Based on this review and the information provided in response to annual questionnaires completed by each independent director regarding employment, business, familial, compensation, and other relationships with the Company and management, the Board has determined that every director and nominee for director (i) has no material relationship with Donaldson, (ii) satisfies all of the SEC and NYSE independence standards and our Board-approved independence standards and (iii) is independent, with the exception of Tod Carpenter who is an employee director. The Board also has determined that each member of its Corporate Governance, Audit, and Human Resources Committees is an independent director.

Policy and Procedures Regarding Transactions with Related Persons
Our Board, upon the recommendation of the Corporate Governance Committee, has adopted a written Related Person Transaction Policy. This policy delegates to our Audit Committee responsibility for reviewing, approving, or ratifying transactions with certain “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any of the directors or officers of the Company, certain stockholders and members of their immediate family.
Our Related Person Transaction Policy applies to transactions that involve a related person where we are a participant and the related person has a material direct or indirect interest. Certain types of transactions have been evaluated and preapproved by the Board under the policy:

•	Any transaction in the ordinary course of business in which the aggregate amount involved will not exceed $120,000;

•	Any transaction where the related person’s interest arises solely from being a stockholder and all stockholders receive the same benefit on a pro rata basis; and

•
Any transaction with another company at which a related person’s only relationship is as an employee, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $500,000 or (ii) 1% of that company’s or Donaldson’s total annual revenues.

Board Leadership Structure
Our Corporate Governance Guidelines provide for the roles of Chairman of the Board and Chief Executive Officer ("CEO"). The Board may, but is not required to, separate the offices of Chairman of the Board and CEO. This allows the Board to exercise its judgment to determine whether the roles should be separate or combined based on the Company’s needs and the Board’s assessment of the Company’s leadership at any point in time. Our Corporate Governance Guidelines provide that, whenever the position of Chairman is not held by an independent director, the Board will appoint an independent director to serve as Lead Director.
Tod Carpenter serves as both Chairman of the Board and CEO. Since the position of Chairman is not held by an independent director, the Board appointed Willard Oberton, the Chair of the Corporate Governance Committee, to serve as Lead Director.
The Board and its Corporate Governance Committee considered that all directors, other than Tod Carpenter, are independent, all committees are comprised solely of independent directors, and the Board retains strong independent leadership through the independent Lead Director. The Lead Director’s duties include coordinating the activities of the independent directors, setting the agenda for and moderating executive sessions of the Board’s independent directors, and facilitating communications among the independent members of the Board. In performing these duties, the Lead Director is expected to consult with the Committee Chair of the appropriate Committee and solicit their participation in order to avoid diluting the authority or responsibilities of such Committee Chairs.
The independent directors meet in executive session at every Board and Committee meeting, and have the authority to ensure that the proper balance of power, authority, and transparency is maintained in all aspects of governance at the Company. We believe that our Board leadership structure effectively supports the risk oversight function of our Board.

Risk Oversight by Board of Directors
Our Board has responsibility for the oversight of risk management. The Board, either as a whole or through its Committees, regularly discusses with management the Company’s risk assessments and risk management procedures and controls.

•
The Audit Committee has responsibility in its Charter to review the Company’s strategies, processes, and controls with respect to risk assessment and risk management and assists the Board in its oversight of risk management.

•
The Human Resources Committee has responsibility in its Charter to review and assess risk with respect to the Company’s compensation arrangements and practices, including with respect to incentive compensation.

•
The Corporate Governance Committee oversees risks associated with its areas of responsibility, including the risks associated with director and CEO succession planning and the Company’s corporate governance practices.

Our Board is kept abreast of the risk oversight efforts by its Committees through regular reports to the full Board by our Committee Chairs.

Meetings and Committees of the Board of Directors
There were six meetings of the Board in fiscal 2019. Each director attended at least 75% of the aggregate of all meetings of the Board and its Committees on which she or he served during the year. It is our policy that directors are expected to attend our Annual Meeting of Stockholders. Last year, all individuals then serving as directors attended the Annual Meeting of Stockholders.
Our Board has three Committees:

•	Audit Committee

•	Human Resources Committee

•	Corporate Governance Committee
Each of the Board Committees has a written Charter, approved by the Board, establishing the authority and responsibilities of the Committee. Each Committee’s Charter is posted on our Investor Relations website, ir.donaldson.com, under Corporate Governance - Committee Composition. The following tables provide a summary of each Committee’s key areas of oversight, the number of meetings of each Committee during the last fiscal year, and the names of the directors serving on each Committee.

Audit Committee

Responsibilities		Number of Meetings in Fiscal 2019: 8

•	Selects and evaluates the independent registered public accounting firm and oversees its work.	Directors who serve on the Committee: John P. Wiehoff, Chair Andrew Cecere Pilar Cruz Douglas A. Milroy Trudy A. Rautio

•	Pre-approves all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, including related fees.

•
Reviews with management and the independent registered public accounting firm our annual audited financial statements and recommends to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Reviews with management and the independent registered public accounting firm our quarterly financial statements and the associated earnings news releases.

•
Reviews with management and the independent registered public accounting firm significant reporting issues and judgments relating to the preparation of our financial statements, including internal controls.

•	Reviews with management and the independent registered public accounting firm our critical accounting policies and practices and major issues regarding accounting principles.

•
Reviews the Company’s strategies, processes, and controls with respect to risk assessment and risk management, including risks related to technology systems and cybersecurity, and assists the Board in its oversight of risk management.

•	Reviews the appointment, performance, and replacement of the internal audit director, and reviews the CEO’s and CFO’s certification of internal controls and disclosure controls.

•	Reviews the Company’s compliance system, including programs and procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters.

Human Resources Committee

Responsibilities		Number of Meetings in Fiscal 2019: 3

•	Reviews and approves the CEO’s compensation, leads an annual evaluation of the CEO’s performance, and determines the CEO’s compensation based on this evaluation.	Directors who serve on the Committee: Michael J. Hoffman, Chair Douglas A. Milroy James J. Owens Ajita G. Rajendra

•	Reviews and approves the Company's compensation plans for our Officers, including incentive plan goals and measurements, as well as all equity-based plans based on delegation established by the Board.

•	Reviews and approves incentive compensation goals and performance measurements applicable to our Officers.

•	Reviews the Company’s compensation risk analysis.

•	Reviews and recommends that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Annual Report on Form 10-K.
•	Reviews and approves the compensation and benefit programs for non-employee directors.

The Human Resources Committee has the authority to retain independent compensation consultants to assist in the analysis of our executive compensation program. The Committee has engaged Willis Towers Watson as an independent compensation consultant to perform an annual benchmarking review of our executive compensation program and to be available for Committee meetings as needed. In its capacity as a compensation consultant to the Committee, Willis Towers Watson reports directly to the Committee and the Committee has sole authority to retain and terminate the consulting relationship.
Below is a summary of different services provided and associated fees received by Willis Towers Watson in fiscal 2019.

Services	Fees
Executive and Board compensation support	$110,338
Non-executive compensation survey	$8,700
Benefits consulting and brokerage services	$314,400

All of the additional services not relating to executive and board compensation support performed by Willis Towers Watson, along with their affiliated companies, were approved by management and performed at the direction of management in the ordinary course of business. In assessing the independence of Willis Towers Watson, the Human Resources Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the Committee.

Corporate Governance Committee

Responsibilities		Number of Meetings in Fiscal 2019: 3

•	Reviews and establishes the process and criteria for the selection of director candidates and recommends director candidates for election to the Board.	Directors who serve on the Committee: Willard D. Oberton, Chair James J. Owens Ajita G. Rajendra Trudy A. Rautio

•	Reviews and recommends the size and composition of the Board.

•	Reviews and recommends Committee structure including size, composition, and responsibilities of all Board Committees.

•	Reviews and recommends policies and procedures to enhance the effectiveness of the Board, including those in the Corporate Governance Guidelines.

•	Oversees the annual performance evaluation of the Board, its Committees, and management process.

Corporate Governance Guidelines
Our Board has adopted a set of Corporate Governance Guidelines to assist it in carrying out its oversight responsibilities. These guidelines address a broad range of topics, including director qualifications, director nomination processes, term limits, Board and Committee structure and process, Board evaluations, director education, and conflicts of interest. The complete text of the guidelines is available on our Investor Relations website, ir.donaldson.com, under Corporate Governance - Governance Documents.

Code of Business Conduct and Ethics
All of our directors and employees, including our CEO, CFO, and other senior management, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of legal and ethical behavior. Employees are required to bring any violations and suspected violations of the code to Donaldson’s attention through management, the Company’s Compliance Committee, the Company’s legal counsel, or by using our confidential compliance helpline. Our toll-free U.S. compliance helpline number is 888-366-6031. Information on accessing the helpline from our international locations and the full text of our Code of Conduct are available on our Investor Relations website, ir.donaldson.com, under Corporate Governance - Governance Documents.

Board Composition and Qualifications
Our Corporate Governance Committee oversees the process for identifying and evaluating candidates for the Board. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s stockholders. General and specific guidelines for director selection and qualification standards are detailed in the Corporate Governance Guidelines. The Committee will consider nominations from stockholders under these standards if the nominations are timely received as described in this Proxy Statement.

Director Selection Process
The Bylaws of the Company provide that the Board shall consist of not less than 3 nor more than 15 directors and that the number of directors may be changed from time to time by the affirmative vote of a majority of the directors. The Board has currently established the number of directors constituting the entire Board at 10. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each Annual Meeting of Stockholders. Based on a recommendation from the Corporate Governance Committee, each year the Board will recommend a slate of directors to be presented for election at the Annual Meeting of Stockholders.The Corporate Governance Committee will consider candidates submitted by members of the Board, director search firms, executives, and our stockholders, and the Committee will review such candidates in accordance with our Bylaws, Corporate Governance Guidelines, and applicable legal and regulatory requirements. The Committee’s process includes the consideration of the qualities listed in the Corporate Governance Guidelines, including that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of the Company’s stockholders. The Committee reviews and discusses director candidates on a regular basis at its Committee meetings. In identifying and recommending candidates for nomination by the Board as a director of Donaldson, the Committee will consider appropriate criteria, including current or recent experience as a Chairman of a Board, CEO or other senior management, business expertise, and diversity factors. Diversity is meant to be interpreted broadly. It includes race, gender, and national origin and also includes differences of professional experience, global experience, education, and other individual qualities and attributes. The Committee also will consider general criteria such as independence, ethical standards, a proven record of accomplishment, and the ability to provide valuable perspectives and meaningful oversight. Periodically, the Committee will work with one or more search firms to assist in identifying qualified director candidates. Candidates recommended by stockholders are evaluated in accordance with the same criteria as other candidates and recommendations should be submitted by following the same procedures as required to formally nominate a candidate.
Our Bylaws provide that if a stockholder proposes to nominate a candidate at the Annual Meeting of Stockholders, the stockholder must give written notice of the nomination to our Secretary in compliance with the applicable deadline for submitting stockholder proposals for the applicable Annual Meeting. The stockholder’s notice must set forth as to each nominee all information relating to the person whom the stockholder proposes to nominate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). No stockholders submitted director nominations in connection with this year’s meeting.

Executive Sessions and Evaluations
Our independent directors meet in executive session without management present at each Board meeting. Likewise, all Board Committees regularly meet in executive session without management. The Board and each Committee conducted an evaluation of its respective performance in fiscal 2019.

Communications with Directors
The Company’s compliance helpline is in place for our employees and others to direct their concerns to the Audit Committee, on a confidential and anonymous basis, regarding accounting, internal accounting controls, and auditing matters.
In addition, we have adopted procedures for our stockholders, employees, and other interested parties to communicate directly with the members of our Board. You may communicate by writing to the Chairman of the Board, the Chair of the Audit Committee, the Chair of the Corporate Governance Committee, the Chair of the Human Resources Committee, the independent directors as a group, or the full Board, in the care of the office of the Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.
Written communications about accounting, internal accounting controls, and auditing matters should be addressed to the Chair of the Audit Committee. Please indicate if you would like your communication to be kept confidential from management. The procedures for communication with the Board also are posted on our Investors Relations website, ir.donaldson.com, under Corporate Governance - Governance Documents.

Audit Committee Expertise
In addition to meeting the independence requirements of the NYSE and the SEC, all members of the Audit Committee have been determined by the Board to meet the financial literacy requirements of the NYSE’s listing standards. The Board also has designated John Wiehoff and Andrew Cecere as Audit Committee financial experts as defined by SEC regulations.

Complaint-Handling Procedures
In accordance with federal law, the Audit Committee has adopted procedures governing the receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters. These procedures include a means for employees to submit concerns on a confidential and anonymous basis through the Company’s compliance helpline.

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is designed to attract and retain highly qualified leaders and to align with the long-term interests of our stockholders. Our non-employee director compensation is comprised of board retainers, committee fees, and equity awards as defined under the Company's Compensation Plan for Non-Employee Directors ("Non-Employee Director Plan"). Additionally, our non-employee directors are subject to a stock ownership requirement equal to $400,000 and the ownership requirement must be achieved within five years of their election as a director. The stock ownership requirement for non-employee directors was increased from five times the annual Board retainer to a fixed amount of $400,000 in January 2019. As of the end of fiscal 2019, each non-employee director who had been a director for five years had met his or her ownership requirement.
Director Compensation Process
The Human Resources Committee assisted the Board in providing oversight on non-employee director compensation by engaging an independent executive compensation consultant to provide counsel on leading pay practices and governance.
As an independent executive compensation consultant, Willis Towers Watson assisted the Human Resources Committee in the review of fiscal 2019 non-employee director compensation. The analysis was based on competitive market data from an established peer group of companies that was used for the executive compensation review for fiscal 2019 (see the Benchmarking section of the Compensation Discussion and Analysis for additional details).
Overall, the review indicated that our non-employee director compensation program is competitive to market. As recommended by Willis Towers Watson, the following adjustments were approved by the Human Resources Committee to align with leading market practices:

•	Annual Board retainer increased from $53,000 to $58,000 effective January 2019

•	Stock ownership requirement increased from five times annual Board retainer to a fixed $400,000 minimum effective January 2019

•	The $15,000 mandatory annual Board retainer deferral changed to a voluntary deferral effective January 2020
Director Compensation Program Elements
The non-employee director compensation program is made up of annual retainers, annual equity awards, committee member retainers, and committee chair premiums as highlighted below:

Board Membership Compensation	Fiscal 2018	Fiscal 2019
Annual Board Retainer	$53,000	$58,000
Annual Equity Value	$140,000	$140,000
Annual Committee Member Retainers
Audit Committee Member	$12,000	$12,000
Human Resources Committee Member	$5,000	$5,000
Corporate Governance Committee Member	$5,000	$5,000
Annual Committee Chair Premiums (1)
Audit Committee Chair	$10,000	$10,000
Human Resources Committee Chair	$10,000	$10,000
Corporate Governance Committee Chair	$10,000	$10,000
Lead Director Annual Retainer	$25,000	$25,000
______________

(1)	Annual Committee Chair Premium is incremental to the Annual Committee Member Retainers.

Annual Board Retainer
Non-employee directors receive an annual retainer that is typically processed on the first business day following January 1st when the NYSE is open for trading. Effective January 2020, no portion of the annual retainer will automatically remit to a deferred stock account. All directors will receive payment in cash unless a director elects, prior to the year the retainer is paid, to defer all or a portion into the Non-Employee Director Plan. Our non-employee director compensation has a higher pay mix in equity versus cash. As a result, we do not believe any portion of the annual retainer needs to be automatically deferred.
New non-employee directors appointed to the Board during the fiscal year will receive a prorated annual retainer based on the effective date of the director’s election to the Board.
Annual Equity Awards
Non-employee directors receive annual equity awards on the first business day following January 1st of each year. The total equity value is divided equally between stock option and restricted stock unit awards. A new non-employee director appointed to the Board during the fiscal year will receive a prorated equity value based on the number of completed months served on the Board for that year.
Stock Options
A stock option award represents 50% of each non-employee director’s total annual equity value. The number of stock options is calculated using the Black Scholes methodology. Each stock option award has a ten-year term and vests over a three-year period in one-third increments beginning on the first anniversary of the grant date.
Restricted Stock Units
A restricted stock unit ("RSU") award represents 50% of each non-employee director’s total annual equity value. The number of RSUs is determined based on the award value divided by the closing stock price on the date of grant. Directors receive additional RSUs representing dividend equivalents with any quarterly dividends paid on the Company's common stock. Each RSU award, together with any associated dividend equivalent RSUs, cliff vests 100% on the first anniversary of the grant date.
Deferred Compensation
The Company sponsors a non-qualified deferred compensation plan, as part of the Non-Employee Director Plan, that permits our directors to defer their annual retainers in one or more of the following methods:

•	In cash on a deferred basis (deferred cash account); or

•	In Company stock on a deferred basis (deferred stock account).
Any deferred amount will accrue interest equal to the ten-year Treasury Bond rate. The amounts in a deferred stock account will be credited with any quarterly dividends paid in the Company’s common stock. The Company contributes shares in an amount equal to the deferred stock accounts to a trust and a director is entitled to direct the trustee to vote all shares allocated to the director’s account. The common stock will be distributed to each director following retirement from our Board pursuant to the director’s deferral payment election. The trust assets remain subject to the claims of the Company’s creditors and become irrevocable in the event of a “Change in Control” as defined under the 1991 Master Stock Compensation Plan, the 2001 Master Stock Incentive Plan, and the 2010 Master Stock Incentive Plan.

Fiscal 2019 Director Compensation
The fiscal 2019 compensation for our non-employee directors is shown in the following table.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	Option Awards (4) ($)	Total ($)
Andrew Cecere	55,000	83,846	69,905	208,751
Pilar Cruz	32,600	99,219	69,905	201,724
Michael J. Hoffman	63,000	83,846	69,905	216,751
Douglas A. Milroy	55,000	83,846	69,905	208,751
Willard D. Oberton	63,000	103,850	69,905	236,755
James J. Owens	53,000	83,846	69,905	206,751
Ajita G. Rajendra	—	143,832	69,905	213,737
Trudy A. Rautio	—	143,832	69,905	213,737
John P. Wiehoff	—	148,822	69,905	218,727

(1)
This column shows the portion of the annual retainer for Committee Chairs and members of a Board Committee for fiscal 2019 that each director has elected to receive in cash. Each director had the option to elect to receive this amount in cash, deferred cash, or a deferred stock award.

(2)
This column represents the aggregate grant date fair value of deferred stock awards and RSUs granted during fiscal 2019 computed in accordance with FASB ASC Topic 718. The grant date fair value of deferred stock awards and RSUs is equal to the closing price of a share of the Company's common stock on the date of grant. The deferred stock awards are comprised of all or a portion of compensation that the directors elected to defer in stock. Also included here are the 1,600 RSUs as part of the annual equity grant. The following table specifies the number of deferred stock awards and RSU awards granted on January 2, 2019 along with the grant date fair value of each award based on the closing market price of the stock on the grant date.

Name	Deferred Stock Awards (#)	Restricted Stock Units (#)	Grant Date Fair Value ($)
Andrew Cecere	349	1,600	43.02
Pilar Cruz	672	1,600	43.02
	31		47.68
Michael J. Hoffman	349	1,600	43.02
Douglas A. Milroy	349	1,600	43.02
Willard D. Oberton	814	1,600	43.02
James J. Owens	349	1,600	43.02
Ajita G. Rajendra	1,627	1,600	43.02
	105		47.68
Trudy A. Rautio	1,627	1,600	43.02
	105		47.68
John P. Wiehoff	1,743	1,600	43.02
	105		47.68

(3)	As of July 31, 2019, each of the non-employee directors had the following deferred stock awards and 1,613 RSUs outstanding:

Name	Deferred Stock Awards (#)
Andrew Cecere	2,507
Pilar Cruz	1,309
Michael J. Hoffman	28,719
Douglas A. Milroy	1,421
Willard D. Oberton	13,628
James J. Owens	4,015
Ajita G. Rajendra	17,885
Trudy A. Rautio	8,403
John P. Wiehoff	49,233

(4)
This column shows the aggregate grant date fair value of the stock option award granted during fiscal 2019 to our non-employee directors computed in accordance with FASB ASC Topic 718. Refer to Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2019 for our policy and assumptions made in the valuation of share-based payments. A stock option award of 6,800 options was granted to each non-employee director on January 2, 2019, the grant date as defined in the Non-Employee Director Plan. The exercise price for these options was the closing market price of the stock on the grant date.

As of July 31, 2019, each of the non-employee directors had the following number of stock options outstanding:

Name	Exercisable	Unexercisable
Andrew Cecere	58,700	15,600
Pilar Cruz	2,567	11,933
Michael J. Hoffman	112,700	15,600
Douglas A. Milroy	24,100	15,600
Willard D. Oberton	98,300	15,600
James J. Owens	65,900	15,600
Ajita G. Rajendra	98,300	15,600
Trudy A. Rautio	43,700	15,600
John P. Wiehoff	98,300	15,600

EXECUTIVE COMPENSATION
Compensation Committee Report
The Human Resources Committee (“HR Committee”) of the Board, acting in its capacity as the Compensation Committee of the Company, has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019.
Submitted by the Human Resources Committee
Michael J. Hoffman, Chair
Douglas A. Milroy
James J. Owens
Ajita G. Rajendra
Compensation Discussion and Analysis
Summary
The Compensation Discussion and Analysis provides information on the Company’s executive compensation program and key elements of compensation awarded for fiscal 2019 to the following Named Executive Officers (“NEOs”) whose compensation is reported in the Summary Compensation Table on page 36:

Tod E. Carpenter, Chairman, President and Chief Executive Officer (“CEO”)
Scott J. Robinson, Senior Vice President and Chief Financial Officer (“CFO”)
Thomas R. Scalf, Senior Vice President, Engine Products
Jeffrey E. Spethmann, Senior Vice President, Industrial Products
Amy C. Becker, Vice President, General Counsel and Secretary
This Compensation Discussion and Analysis should be reviewed in conjunction with the tables and narratives that follow it.
Executive Compensation Program Principles
The HR Committee establishes and administers the Company’s compensation program for its executive officers ("Officers"). Our executive compensation program is designed to support the Company's objective of creating long-term value through increasingly strong total return to stockholders. The key principles of the executive compensation strategy include:

•	Aligning compensation to financial measures that balance both the Company’s annual and long-term financial results

•	Providing significant portions of total compensation in variable, performance-based programs to focus the attention of our Officers on driving and increasing stockholder value

•	Setting target total direct compensation based on an established proxy peer group (as recommended by an independent compensation consultant) and published market survey data

•	Establishing high stock ownership requirements for our Officers

•
Providing competitive pay, which enables us to attract, retain, reward, and motivate top leadership talent by generally setting compensation elements around the median of the peer group data and size-adjusted general industry survey data

The HR Committee believes the executive compensation program is a critical element for attracting and retaining a strong executive leadership team. The Committee also believes that the program design balances revenue and profit in a way that has contributed to the Company’s long history of delivering consistently strong return on invested capital.

Fiscal 2019 Performance Highlights
We achieved record sales and earnings per share in fiscal 2019, and we continue to expand our technologies and solutions, extend our access to new markets and geographies, and execute strategic acquisitions. We invested to support these priorities during the past year, and we realized benefits from our efforts, including growing our innovative products in new and existing markets and continued strength in sales of replacement parts; however, an increasingly mixed operating environment led to overall financial results that were below our initial plan targets.
Incentive programs for our Officers are designed to link directly to our Company's performance based on key financial metrics. The performance achievements shown below for our annual and long-term incentive awards that concluded in fiscal 2019 are discussed in greater detail, including pertinent adjustments, starting on page 30.
____________

*	Our target net sales is a range of ±1% of the amount reflected above.
** Actuals reflect adjustments made for incentive purposes which exclude tax reform, BOFA International acquisition, and change to revenue recognition standard. Refer to the Annual Incentive section for more information.
Compared with our initial plan, a notable portion of the variance came from incremental currency translation headwinds and uneven customer demand related to macro-economic uncertainty in global trade and the geopolitical environment. These cyclical trends were addressed with incremental cost controls and acceleration of our cost-reduction initiatives, which position us well for future profit expansion.
To further support profitable growth, we invested nearly $62 million in R&D and $150 million of capital in fiscal 2019. We are developing advanced filtration technology, including intelligent filtration products and services, and much of the capital was used for capacity expansion around the world. In addition to the record level of capital expenditures in fiscal 2019, we also invested $96 million to acquire an 88 percent share of BOFA LTD in the United Kingdom. BOFA is a strong strategic addition to our Industrial segment, bringing complementary product offerings in stable, growing markets.
During fiscal 2019, we returned approximately $229 million to stockholders through dividends and share repurchases. We raised the quarterly dividend 10.5 percent during the year, which is the 24th consecutive year of annual increases. This long trend of growing our dividend qualified us for inclusion in the S&P High-Yield Dividend Aristocrats Index in early 2016. We repurchased two percent of outstanding shares in fiscal 2019, reflecting a total investment of $129 million and keeping with our multi-decade trend of share count reduction.
We remain clear on our strategic and operational priorities, and we remain committed to delivering strong returns and creating value for our stockholders.
2018 Say-on-Pay Results and Future Say-on-Pay Votes
A non-binding advisory vote regarding Say-on-Pay at the Company's 2018 annual stockholder meeting resulted in 95% of shares cast in favor of our executive compensation for the NEOs. The HR Committee believes that this strong support by stockholders reinforces our executive compensation philosophy and the structure of our program, and confirms that it is in alignment with the long-term interests of our stockholders.
Benchmarking
The HR Committee assists the Board in providing oversight on executive compensation. The HR Committee reviews and approves our overall executive compensation philosophy, strategy, and policies. As part of the annual review and approval of all compensation for our Officers, the HR Committee takes into account competitive market analysis and recommendations by our CEO and Human Resources Department, and the independent compensation consultant.

For more information on the HR Committee, refer to the Corporate Governance - Human Resources Committee section of this Proxy Statement.
Compensation Consultant
The HR Committee has the authority to retain an independent compensation consultant to assist in the analysis of our executive compensation program. The HR Committee is also assisted in performing its duties by our Human Resources Department and seeks input from the CEO on compensation recommendations for the CEO's direct reports. The HR Committee engaged Willis Towers Watson as its executive compensation consultant to advise the HR Committee on matters related to executive compensation for our Officers.
Willis Towers Watson disclosed to the HR Committee other services it provides to the Company, including being engaged by management as the Company’s benefits broker since 2015 (breakout of services provided by Willis Towers Watson is included on page 18). In assessing the independence of Willis Towers Watson, the HR Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company, and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the HR Committee.
Competitive Market
The HR Committee considers a competitive market assessment when establishing executive compensation programs. The annual review entails an evaluation of pay practices and benchmarking of base salary, target annual and long-term incentives, and target total direct compensation for our Officers. During fiscal 2019, Willis Towers Watson reviewed and discussed executive compensation with management and the HR Committee. The market study conducted by Willis Towers Watson included competitive market 25th, 50th and 75th percentile data for all Officers. Additionally, during fiscal 2019, Willis Towers Watson reviewed executive officer compensation recommendations made by management and participated in discussions at the HR Committee meetings regarding those recommendations.
For benchmarking purposes, the HR Committee established a list of peer companies (“Peer Group”) based on size and complexity comparable to Donaldson. The Peer Group was reviewed and updated in January 2018 following the process outlined below:

•	Identified potential peer companies by assessing Donaldson’s current peer group, companies naming Donaldson as a peer, and ISS and Glass Lewis selected peers; and

•
Conducted an analysis that focused on our size and complexity. The list of peer companies was further refined based on an analysis of the peers of our peers, revenue comparisons, industry considerations and other scope criteria such as global footprint.

The current Peer Group was used to benchmark fiscal 2019 and 2020 compensation for our Officers.

Peer Group
Actuant Corporation	Lincoln Electric Holdings, Inc.
A. O. Smith Corporation	Modine Manufacturing Co.
AMETEK, Inc.	Nordson Corporation
Briggs & Stratton Corporation	Polaris Inc.
Colfax Corporation	Regal-Beloit Corporation
Crane Company	Rexnord Corporation
Flowserve Corporation	Snap-On Inc.
Graco Inc.	SPX Corporation
Hubbell Inc.	The Timken Company
IDEX Corporation	The Toro Company
ITT Inc.	Watts Water Technologies, Inc.
Kennametal Inc.	Woodward, Inc.

Executive compensation information for the Peer Group is limited to individuals identified in those company filings whose positions may or may not correspond to the roles held by, and responsibilities of, our Officers. Therefore, our Peer Group information is not the only source of data the HR Committee utilizes to determine compensation for our Officers. The HR Committee also uses survey data provided by Willis Towers Watson for positions where Peer Group compensation information is insufficient.

Executive Compensation Program Elements
The primary elements of our executive compensation program consist of base salary, annual cash incentive, long-term incentives, and benefits. The HR Committee believes each compensation element is supported by the principles described in the Executive Compensation Program Principles section. The following table provides a high-level overview of each element:

	Element	Description	Purpose
Fixed Pay	Base Salary	A fixed amount of compensation, paid in cash.	Provides a market competitive pay level for each Officer based on position, scope of responsibility, individual performance, and sustained performance.
	Benefits	Benefits package includes medical, dental, vision, life, accident, disability insurance, and qualified and non-qualified retirement plans.
Provides competitive benefits and the opportunity for employees to save for retirement. All employees qualify for the same benefits except for the non-qualified retirement plans, which are available to individuals with earnings above the IRS annual compensation limit.

	Perquisites	Executive physical assessment.	Provides a holistic preventative approach to health management for our key leadership team to minimize disruption to the Company and protect the interest of our stockholders.
Performance-Based Pay	Annual Cash Incentive
A performance-based, annual incentive that is payable in cash based on achievement of key pre-determined financial goals for the applicable fiscal year financial plan as approved by the Company's Board.

Rewards Officers for their contributions toward the Company’s and business units' achievement of specific goals. This element focuses attention on the Company’s actual financial performance and represents approximately one-fifth to one-third of the performance-based variable component of total compensation.

	Stock Options (Long-Term Incentives)	Awards are time-based and vest ratably over three years beginning on the first anniversary of grant date. Awards are granted annually and represent 50% of the total long-term incentive value.	Aligns the interests of our Officers with those of our stockholders.
Long-Term Compensation Plan (Long-Term Incentives)
Performance-based awards payable in shares of common stock based on achievement of predetermined three fiscal-year financial goals.

Awards are granted annually and represent 50% of the total long-term incentive value.
Aligns a significant portion of each Officer's compensation to deliver long-term financial goals, encourages focus on long-term Company and business unit performance, and promotes retention.
Restricted Stock (Long-Term Incentives)
Awards are not part of the Officers' annual total compensation package and are granted on a discretionary basis based on business needs.

The HR Committee may grant a RSU award as part of the hiring of a new Officer, in recognition of a significant change in roles and responsibilities for an Officer, or as a retention vehicle for a current Officer.

Awards generally vest over three years in one-third increments.

RSUs were introduced in fiscal 2019 and replaced restricted stock awards going forward. This change was approved by the Human Resources Committee to better align with common market equity granting practices.
Aligns the interests of our Officers with those of our stockholders.

Compensation Mix at Target
It is a key principle of our executive compensation program that a significant portion of an Officer’s compensation is performance-based, and the performance-based compensation is proportionally increased based on position level in the Company. Our performance-based awards consist of the annual cash incentive and long-term incentives. The following is the compensation mix at target awarded by the HR Committee for fiscal 2019:

The Company’s financial results directly drive the actual total direct compensation paid to our NEOs. Based on fiscal 2019 Company performance, actual total direct compensation earned for fiscal 2019 was above the target levels established for our NEOs.

	Fiscal 2019 Total Direct Compensation (TDC)			Fiscal 2019 Performance-Based Incentive Plan Payout Achievement
Name	Target TDC (1) ($)	Actual TDC (2) ($)	Actual as % of Target TDC	Annual Incentive Plan (3)	Long-Term Compensation Plan (4)
Tod E. Carpenter	6,174,488	9,189,274	149%	63%	195%
Scott J. Robinson	1,853,212	2,468,683	133%	63%	195%
Thomas R. Scalf	1,524,356	1,960,734	129%	51%	195%
Jeffrey E. Spethmann	1,428,198	1,824,137	128%	69%	195%
Amy C. Becker	1,152,266	1,458,919	127%	63%	195%
_______________

(1)
Target TDC consists of base salary, target annual cash incentive for fiscal 2019, grant date fair value for the LTCP award for the three-year period ended July 31, 2019, and the grant date fair value of the annual stock option award for fiscal 2019.

(2)
Actual TDC consists of earned base salary, annual cash incentive earned for fiscal 2019, LTCP award payout value (based on July 31, 2019 closing stock price) for the three-year period ended July 31, 2019, and the grant date fair value of the annual stock option award for fiscal 2019.

(3)	Below target payout based on financial performance for fiscal 2019. Refer to our Annual Incentive section for additional information.

(4)	Above target payout based on financial performance for fiscal 2017-2019. Refer to the Long-Term Incentives section for additional information.

Base Salary
The HR Committee reviews Officers’ base salaries annually and may adjust them based on market competitiveness and individual performance. The following table outlines fiscal 2019 base salary increases for our NEOs as approved by the HR Committee based on a market analysis completed by Willis Towers Watson.

Name	Fiscal 2019 Base Salary	Fiscal 2018 Base Salary	Increase %	Fiscal 2019 Competitive Market Positioning
Tod E. Carpenter	$975,000	$950,000	2.6%	Within a reasonable competitive range
Scott J. Robinson	$500,000	$458,000	9.2%	Within a reasonable competitive range
Thomas R. Scalf	$460,000	$440,000	4.5%	Within a reasonable competitive range
Jeffrey E. Spethmann	$440,000	$400,000	10.0%	Within a reasonable competitive range
Amy C. Becker	$405,000	$385,500	5.1%	Within a reasonable competitive range
Annual Incentive
Each year, the HR Committee leverages competitive market data to establish the annual cash incentive target opportunities for Officers and set the target incentive opportunities as a percentage of base salary. For fiscal 2019, the individual incentive target opportunity for our NEOs ranged from 55% to 110% of base salary.
Under our annual cash incentive plan, potential payouts range from 0% to 200% of the target incentive opportunity based on financial performance achievements at fiscal year-end.
Performance Goals. Our annual incentive program for Officers is based on three financial measures: EPS, net sales, and ROI. All performance measures and associated goals are approved by the HR Committee each year based on the Company's Board-approved financial plan for the applicable fiscal year. For fiscal 2019, the HR Committee established a performance target range of ±1% of the net sales target measure. This is consistent with the approach established in prior years since the HR Committee recognized the volatility of market conditions and understood the variables involved in creating the business plan. The target range setting approach provided flexibility in plan design as a result of the externalities influencing budgeting and forecasting accuracy. Performance targets for EPS and ROI measures were established as a single, fixed goal similar to prior years. The HR Committee also established performance threshold and maximum levels for all measures.
Annual incentive awards for Officers with corporate responsibility (Mr. Carpenter, Mr. Robinson and Ms. Becker) are based on the Company’s overall financial results. The annual incentive awards for Officers with business segment responsibility (Mr. Scalf and Mr. Spethmann) are based on the Company's overall diluted EPS and their specific business segment results for net sales and ROI.
For fiscal 2019, our annual incentive plans for Officers were reviewed and approved by the HR Committee at its September 2018 meeting. The plan provided that incentive targets and achievement can exclude items related to changes in tax laws, accounting rule changes, and acquisitions if approved by the HR Committee.
The table below describes performance targets and actual results for fiscal 2019 overall Company performance measures. We concluded the fiscal year with payouts ranging from 51% to 69% of target for the NEOs. In connection with approving the payouts for fiscal 2019 incentive related to financial measures, the HR Committee approved the following adjustments:

•	Exclude $20.7 million of net charges related to Tax Cuts and Jobs Act (TCJA),

•	Exclude the impact of the new revenue recognition standard (which reduced the Company's net sales), and

•	Exclude the impact of the BOFA International LTD acquisition (which includes incremental revenue of $30.1 million).

Fiscal 2019 Performance Measures (1)	Weighting	Threshold	Target	Maximum	Actual	Payout Scheme
Company Net Sales - Incentive	30%	$2.708 billion	$2.979 billion -$3.039 billion	$3.309 billion	$2.800 billion	60.43%
Company Diluted EPS - Incentive (2)	50%	$2.08	$2.45	$2.82	$2.25	67.57%
Company ROI - Incentive	20%	19.2%	21.3%	23.4%	19.7%	54.29%
Engine Net Sales - Incentive (3)	30%	$1.853 billion	$2.038 billion - $2.080 billion	$2.265 billion	$1.911 billion	58.81%
Engine ROI - Incentive (3)	20%	20.8%	23.1%	25.4%	19.7%	0%
Industrial Net Sales - Incentive (4)	30%	$854.7 million	$940.1 million - $959.1 million	$1.045 billion	$889.0 million	64.08%
Industrial ROI - Incentive (4)	20%	21.2%	23.5%	25.9%	22.7%	79.13%
_______________

(1)
The HR Committee defined Diluted EPS-Incentive as GAAP diluted EPS and defined ROI-Incentive as net earnings divided by average capital during the period. Both measures are subject to adjustments for the impact of U.S. tax laws, restructuring costs, and the impact of acquisitions (as applicable) completed during the fiscal year. The fiscal 2019 calculation of these performance measures excluded the impact of the TCJA, the new revenue recognition standard, and BOFA.

(2)	The Company Diluted EPS - Incentive measure applied to all of the Officers.

(3)	Mr. Scalf's fiscal 2019 annual cash incentive plan was tied to Engine Net Sales - Incentive and Engine ROI - Incentive.

(4)	Mr. Spethmann's fiscal 2019 annual cash incentive plan was tied to Industrial Net Sales - Incentive and Industrial ROI - Incentive.

Calculation Methodology. For each performance measure, a payout multiplier from 0% to 200% of target incentive amount is based on the level of achievement. The overall calculation methodology and payout design are illustrated below.

Target Incentive Award Amount				Financial Performance Payout %						Annual Incentive Payout

			X						=
Base Salary	x	Target Incentive Percentage		Net Sales - Incentive Achievement	+	Diluted EPS - Incentive Achievement	+	ROI - Incentive Achievement

				x		x		x
				Payout Scheme (1)		Payout Scheme (1)		Payout Scheme (1)
				x		x		x
				30% Measure Weighting		50% Measure Weighting		20% Measure Weighting

____________________

(1)	0% payout if achievement is below threshold performance
40% of target incentive payout if achievement is at threshold performance
100% of target incentive payout if achievement is at financial plan target performance
200% of target incentive payout if achievement is at maximum performance

Payout will be interpolated when achievement level is between any of the predetermined performance levels outlined above.

Payouts. Based on the financial performance achievement level for fiscal 2019, actual payouts for our NEOs ranged from 51% to 69% of target. The overall annual incentive payment for each NEO is set forth below.

Name	Target Award as a % of Base Salary	Target Award ($)	Actual Payout ($)
Tod E. Carpenter	110%	1,072,500	673,215
Scott J. Robinson	75%	375,000	235,390
Thomas R. Scalf	65%	299,000	153,770
Jeffrey E. Spethmann	65%	286,000	196,863
Amy C. Becker	55%	222,750	139,822
Long-Term Incentives
The long-term incentives plan design includes a mix of 50% performance-based awards and 50% non-qualified stock options, which are tied to our common stock to align the interests of our Officers to those of our stockholders. On an annual basis, the HR Committee determines the long-term incentive values for each Officer based on market data provided in the analysis prepared by Willis Towers Watson.
During fiscal 2019, the following long-term incentive awards were granted to our NEOs:

Name	Long-Term Compensation Plan Award (Target Shares)	Stock Option Award (Shares)
Tod E. Carpenter	39,300	152,000
Scott J. Robinson	10,100	39,000
Thomas R. Scalf	8,000	30,800
Jeffrey E. Spethmann	8,000	30,800
Amy C. Becker	5,600	21,600
The Long-Term Compensation Plan ("LTCP") awards for the fiscal 2019-2021 performance cycle (August 1, 2018 through July 31, 2021) were approved at the September 2018 HR Committee meeting. The annual stock option awards were granted on September 21, 2018, vest ratably over three years, and have an exercise price of $59.18, the closing stock price on the date of the grant.
Long-Term Compensation Plan. Our LTCP links a significant portion of the pay-at-risk component of our Officers' total compensation to the achievement of predetermined levels of the Company's long-term financial performance. The LTCP award represents approximately half of the total long-term incentive value. Each award measures performance over a three fiscal-year period, and a new three-year performance cycle is established annually. The payout is based on the attainment of predetermined financial performance goals with earning opportunities ranging from 0% to 200% of the target award value. This award is paid out in Company stock to further strengthen the alignment between the interests of our Officers and those of our stockholders.
Based on competitive market data, the HR Committee establishes new awards, including the financial performance objectives, the award matrix, and payout targets (the number of performance units), for our Officers annually. The target number of performance units is based on that award value divided by the Company's three-month weighted average closing stock price closest to the September HR Committee meeting.
The LTCP utilizes two performance measures that the HR Committee believes are key to the creation of stockholder value: growth in net sales and ROI. These targets are approved by the HR Committee at the beginning of each performance cycle based on a three-year growth projection. The HR Committee believes it is a key objective for the Company to maintain a certain level of ROI for our stockholders. The ROI threshold performance level must be achieved to deliver a payout. Therefore, a payout range between 10% and 50% of target is available based on achievement of predetermined threshold ROI results and below threshold attainment for net sales.
Awards for Officers are based on overall Company growth in net sales and ROI. The HR Committee defines the key financial performance measures at the beginning of each performance cycle. The performance measures are subject to adjustments for the impact of changes in tax laws, restructuring costs, and acquisitions (as applicable) at the end of each performance cycle. For the fiscal 2017-2019 performance cycle ended July 31, 2019, the Company ROI - Incentive result for fiscal 2019 was adjusted based on the impact of the TCJA incurred in fiscal 2018 and 2019. The performance target and actual results for groups with participants who received a payout are set forth below:

Fiscal 2017-2019 Performance Measures	Target	Actual	Payout Achievement
Company Net Sales - Incentive	4%	8.6%	195%
Company ROI - Incentive	18%	21.2%
The LTCP payouts are based on the position the NEO held at the beginning of the cycle and the length of time in that role. Target awards and actual payouts for the cycle ended July 31, 2019 for our NEOs were:

Fiscal 2017-2019 LTCP Cycle	Mr. Carpenter	Mr. Robinson	Mr. Scalf	Mr. Spethmann	Ms. Becker
Target Shares	56,900	12,600	9,700	8,100	6,500
Total Weighted Payout Achievement	195%	195%	195%	195%	195%
Actual Share Payout	110,955	24,570	18,915	15,795	12,675
Stock Options. The HR Committee grants non-qualified stock option awards to our Officers annually under the 2010 Master Stock Incentive Plan. Stock options represent approximately one-half of the long-term incentive value as approved by the Committee. Each stock option award has a ten-year term and vests over three years in one-third increments beginning on the first anniversary of the grant date. Stock options can provide compensation when they vest and the market price exceeds the exercise price, which is the market closing price on the date of the grant.
For stock options granted prior to fiscal 2011, awards provided to an Officer within the first five years of being named an Officer had a reload provision. This provision provided a new option grant to be established upon exercise of the original grant. Reload stock options are automatically granted under the terms of the original stock option agreement to which they relate and no further action of the Committee is required. The reload stock option is granted for the number of shares tendered as payment for the exercise price and tax withholding obligation. The option grant price of the reload option is equal to the market price of the stock on the date of exercise and will expire on the same date as the original option. Stock options that are currently granted to Officers do not have a reload provision.
Restricted Stock Units. Historically, Donaldson granted restricted stock awards to Officers on a limited basis such as in connection with a competitive hiring offer, in recognition of a significant change in roles and responsibilities, and/or as a retention vehicle for a current Officer.
Effective September 2018, the Committee approved the use of restricted stock units (RSUs) instead of restricted stock awards, for the same circumstances described above. RSUs generally vest over three years in one-third increments beginning on the first anniversary of the grant date. Award recipients are eligible to accrue dividend equivalent units during the vesting period. All dividend equivalent units are subject to the same vesting condition as the underlying RSUs. The Committee determined that the transition to RSUs better aligned with leading market practices. None of the NEOs received a RSU award in fiscal 2019.
Benefits
We provide a competitive total rewards program to our Officers, including indirect compensation such as health and welfare benefits and retirement benefits. The following benefits are provided to our Officers.
Health and Welfare Benefits. Our U.S. Officers participate in the same health and welfare programs as all other Company U.S. salaried employees.
Retirement Benefits. Our U.S. Officers participate in the following retirement plans, which are provided to most other Company U.S. salaried employees:

•
Retirement Savings and Employee Stock Ownership Plan is a defined contribution plan designed to meet the requirements of a qualified plan under ERISA and the Internal Revenue Code and to encourage our employees to save for retirement. Most of our U.S. employees are eligible to participate in this plan. Participants can contribute on a pretax basis up to 50% of their total cash compensation, up to the IRS annual deferral limits. The Company matches 100% of the first 3% of compensation that a participant contributes plus 50% of the next 2% of compensation that a participant contributes.

Eligible employees also receive an automatic Company retirement contribution equal to 3% of total compensation annually.

•
Salaried Employees’ Pension Plan is a defined benefit pension plan that provides retirement benefits to eligible U.S. employees through a cash balance benefit. It is designed to meet the requirements of a qualified plan under ERISA and the Internal Revenue Code. See the Pension Benefits Table and narrative for more information on this plan. Effective August 1, 2016, employees no longer accrue Company contribution credits under the plan.
Executive Benefits. The Company also provides the following benefit plans to our Officers to compete for key executive talent:

•	Deferred Compensation and 401(k) Excess Plan

•	Excess Pension Plan (as of August 1, 2016, employees no longer accrue Company contribution credits)
For details on these plans, refer to the Pension Benefits Table and narrative and the Non-Qualified Deferred Compensation Table and narrative.
Perquisites
We provide the following benefits to our Officers to enhance competitive advantage for the organization as well as to minimize business disruptions.
Executive Education. Select Officers leading major business segments or functions are eligible for selection to participate in an advanced management program as an important tool to further develop top leadership talent. Executive education offers our Officers comprehensive training and enhances knowledge that can be translated into new organizational capabilities. This type of leadership development is also aimed at fostering employee engagement and increasing our talent pipeline.
Executive Physical. All Officers are eligible for an annual executive physical program with an approximate value of $5,000 to cover a health and wellness assessment. The purpose of this program is to provide our key leadership team with a holistic preventative approach to health management to minimize disruption to the Company and protect the interest of our stockholders.
Except for these annual executive physical and executive education programs, we do not offer any other perquisites to executives that are not available to our employees.
Change in Control Agreements
The Company has entered into a "double trigger" Change in Control Agreement (“CIC Agreement”) with each of our Officers. Other than the CIC Agreements, we do not have any employment contracts with our NEOs. The change in control arrangements are designed to:

•	Allow our Officers to take actions in the best interests of our stockholders without the personal distraction that could arise in connection with an anticipated or actual change in control

•	Provide for a stable work environment by alleviating the financial impact of termination of employment

•	Assure that we will have the continued dedication of our Officers by diminishing the loss of key leaders that may occur as a result of personal uncertainties and risks
Additional information regarding our CIC Agreement is provided in the “Potential Payments upon Termination or Change in Control” section beginning on page 43.
Executive Incentive Compensation Clawback Policy
In July 2019 the Company formalized and adopted its current clawback policy. All annual and long-term incentive awards held by executive officers are subject to forfeiture and/or recoupment in the event of a financial restatement due to material noncompliance of the Company with financial reporting requirements or if the Committee determines that the executive officer has engaged in certain misconduct in accordance with the terms of the policy.
Stock Ownership Requirements
The Committee has established above-market stock ownership requirements for our Officers. This requirement links a significant portion of their personal holdings to the Company’s long-term success and further aligns Officers' interests to those of our stockholders. The stock ownership is defined based on common market practice by our peer group and companies of similar size. Our requirement levels remain unchanged from the prior year.

Position	Donaldson Stock Ownership Requirement	Common Market Practice on Stock Ownership Requirement
CEO	10 times base salary	5 times base salary
CFO & Senior Vice Presidents	5 times base salary	3 times base salary
Vice Presidents	3 times base salary	1 time base salary

The Committee defines ownership as follows:

•	All shares of Company stock owned by an Officer;

•	Unvested restricted stock less assumed tax withholding rate; and

•
In-the-money vested (unexercised) stock options less the exercise cost and assumed tax withholding rate. In-the-money stock options are included to ensure that our Officers are provided with the greatest upside potential and downside accountability to our stock price.

Officers are expected to meet their ownership requirement within five years of being named an Officer at their level. As of the end of fiscal 2019, all NEOs have either met the stock ownership requirement or have not been in their current position for five years.
Stock Hedging and Pledging Policy
The Company's Hedging and Pledging Policy prohibits the Company’s directors and Officers from engaging in a hedge of Company stock, which includes any instrument or transaction through which the director or Officer offsets or reduces exposure to the risk of price fluctuations in Company stock. The policy does not restrict hedging by non-Officer employees or by designees of directors or Officers, or hedging securities indirectly owned. The policy also prohibits pledges of Company stock (e.g., as collateral for a loan or by holding Company securities in a margin account) by directors or Officers.
Tax Considerations
Section 162(m) of the Internal Revenue Code imposes a $1 million limit on deductibility of compensation for any "covered employees". The Committee generally intends to continue to comply with the requirements of Section 162(m) as it existed prior to the tax reform legislation with respect to performance-based compensation in excess of $1 million payable under outstanding awards granted before November 2, 2017, including incentive compensation that was awarded under the 2010 Master Stock Incentive Plan in order to qualify them for the transitional relief to the extent available. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, and we believe that our annual cash incentives and LTCP awards will not qualify under the interpretation of revised Section 162(m) and the related requirements for transitional relief. Accordingly, the Company reserves the right to take actions that may result in the loss of a deduction if it determines that doing so is advisable based on all relevant facts and circumstances.
The Committee continues to believe that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Committee’s ability to continue to provide a competitive compensation package to attract, motivate and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its stockholders.
The Committee designs and administers our equity compensation, our non-qualified deferred compensation, and CIC Agreements to be in compliance with Section 409A, the federal tax rules affecting non-qualified deferred compensation.

Compensation Risk Analysis
The Company has reviewed and assessed the risks arising from its compensation plans. We determined that our compensation programs, policies, and practices for our employees are not likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our employees along with the various risk control features of our programs, including balanced performance targets, stock ownership guidelines, and appropriate incentive caps.

Summary Compensation Table
The following table summarizes compensation awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2019 and each of the other three most highly compensated Officers who served in such capacities as of July 31, 2019.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Tod E. Carpenter	2019	970,192	2,293,155	2,069,541	673,215	85,893	178,392	6,270,388
Chairman, President and	2018	942,308	1,712,711	1,502,426	1,598,571	8,872	173,065	5,937,953
Chief Executive Officer	2017	844,712	2,127,491	1,827,537	1,453,590	12,931	64,062	6,330,323

Scott J. Robinson	2019	491,923	589,335	514,098	235,390	—	47,067	1,877,813
Senior Vice President and	2018	451,539	427,042	375,357	490,432	—	46,207	1,790,577
Chief Financial Officer	2017	412,923	471,114	406,119	436,723	—	30,049	1,756,928

Thomas R. Scalf	2019	456,154	466,800	406,006	153,770	108,022	144,533	1,735,285
Senior Vice President,	2018	437,254	295,295	257,559	417,757	—	64,361	1,472,226
Engine Products	2017	418,284	362,683	312,822	438,825	—	30,299	1,562,913

Jeffrey E. Spethmann	2019	432,308	466,800	406,006	196,863	14,436	59,422	1,575,835
Senior Vice President,	2018	395,808	295,295	257,559	402,021	—	53,693	1,404,376
Industrial Products	2017	368,375	302,859	263,429	328,944	—	20,204	1,283,811

Amy C. Becker	2019	401,250	326,760	284,731	139,822	67,774	57,569	1,277,906
Vice President, General	2018	380,109	245,322	214,632	294,856	—	49,243	1,184,162
Counsel and Secretary	2017	345,468	243,035	208,548	283,014	—	24,858	1,104,923
_____________

(1)
This column represents base salary earned by the NEOs for the reported fiscal years. The amounts reflect any applicable cash compensation deferred at the election of the NEOs under the Deferred Compensation and 401(k) Excess Plan. For more information on the Deferred Compensation and 401(k) Excess Plan, see the Non-Qualified Deferred Compensation section.

(2)
This column represents the aggregate grant date fair value of performance-based stock awards granted during the fiscal year under our Long-Term Compensation Plan for our NEOs and does not reflect compensation actually received by the NEOs. The performance award grant date fair value is based on the outcome of the performance conditions at the target payout under each award included in the column. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. Assuming achievement of the maximum 200% of target performance, the value of the Long-Term Compensation Plan awards for the fiscal 2019-2021 cycle would be: Mr. Carpenter, $4,586,310 Mr. Robinson, $1,178,670; Mr. Scalf, $933,600; Mr. Spethmann, $933,600; and Ms. Becker, $653,520

Refer to Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2019 for our policy and assumptions made in the valuation of share-based payments.

(3)
This column represents the aggregate grant date fair value of stock option awards granted during the fiscal year under the Company’s 2010 Master Stock Incentive Plan. These amounts were calculated in accordance with FASB ASC Topic 718. Refer to Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2019 for our policy and assumptions made in the valuation of share-based payments. The grant price for annual stock option awards was the closing stock price on the date of grant.

(4)
This is the amount earned under our Annual Cash Incentive Plan as described in the Compensation Discussion and Analysis. Our NEOs can elect to defer all or a portion of their annual cash incentive to the Deferred Compensation and 401(k) Excess Plan.

(5)	This column includes the annual change, if positive on an aggregate basis, in the value of our NEOs' pension benefits for the following plans:

•	Salaried Employees’ Pension Plan

•	Excess Pension Plan

(6)	The All Other Compensation amounts for fiscal 2019 included the following:

Name	Retirement Contributions (a) ($)	Life Insurance (b) ($)	Restricted Stock Dividend ($)	Executive Physical (c) ($)	Other (d) ($)	Total ($)
Tod E. Carpenter	175,381	3,011	—	—	—	178,392
Scott J. Robinson	39,975	1,242	5,850	—	—	47,067
Thomas R. Scalf	60,721	1,242	570	—	82,000	144,533
Jeffrey E. Spethmann	57,610	1,242	570	—	—	59,422
Amy C. Becker	48,176	1,841	2,340	5,212	—	57,569
______________

a.	This includes the Company match to the Retirement Savings and Employee Stock Ownership Plan as well as the
Deferred Compensation and 401(k) Excess Plan.

b.	The imputed income on the Company-provided basic life insurance in excess of $50,000.

c.	The imputed income for health assessments that are not covered through regular medical insurance offered by the
Company.

d.	Includes costs associated with Mr. Scalf's executive education in relation to his management duties as described in the Compensation Discussion and Analysis section.

Fiscal 2019 Grants of Plan-Based Awards Table
This table provides information regarding all plan-based awards granted to our NEOs during fiscal 2019 as follows:

•	Fiscal 2019 annual cash incentive pursuant to the Annual Cash Incentive Plan;

•	Stock awards pursuant to the Long-Term Compensation Plan for the three-year performance cycle
(fiscal 2019-2021); and

•	Annual stock options granted pursuant to the 2010 Master Stock Incentive Plan during fiscal 2019

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name and Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tod E. Carpenter
Annual Cash Incentive		429,000	1,072,500	2,145,000
Stock Awards	9/21/2018				3,930	39,300	78,600				2,293,155
Stock Option Reload (3)	9/14/2018								8,960	59.04	16,771
Stock Option Reload (3)	9/14/2018								11,065	59.04	49,106
Annual Stock Option (4)	9/21/2018								152,000	59.18	2,003,664
Scott J. Robinson
Annual Cash Incentive		150,000	375,000	750,000
Stock Awards	9/21/2018				1,010	10,100	20,200				589,335
Annual Stock Option (4)	9/21/2018								39,000	59.18	514,098
Thomas R. Scalf
Annual Cash Incentive		119,600	299,000	598,000
Stock Awards	9/21/2018				800	8,000	16,000				466,800
Annual Stock Option (4)	9/21/2018								30,800	59.18	406,006
Jeffrey E. Spethmann
Annual Cash Incentive		114,400	286,000	572,000
Stock Awards	9/21/2018				800	8,000	16,000				466,800
Annual Stock Option (4)	9/21/2018								30,800	59.18	406,006
Amy C. Becker
Annual Cash Incentive		89,100	222,750	445,500
Stock Awards	9/21/2018				560	5,600	11,200				326,760
Annual Stock Option (4)	9/21/2018								21,600	59.18	284,731
_______________

(1)
The Threshold, Target, and Maximum represent the range of potential payments for fiscal 2019 under the Annual Cash Incentive Plan described in the Compensation Discussion and Analysis based on the NEOs’ base salary as of July 31, 2019. The threshold amount reflects payment at threshold performance achievement across all applicable financial goals. The amount actually earned and paid out is based on the attainment of pre-established performance goals and is reflected in the Summary Compensation Table.

(2)
The Threshold, Target, and Maximum represent the range of payments under the Long-Term Compensation Plan described in the Compensation Discussion and Analysis. The amounts in these columns reflect shares of stock and are based on the attainment of pre-established three fiscal-year performance goals.

(3)
This is a reload of the original stock option award granted in fiscal years 2009 and 2010 as described in the Compensation Discussion and Analysis under Stock Options. The reload option was approved by the HR Committee as part of the initial grant and was granted pursuant to the 2001 Master Stock Incentive Plan. This reload stock option award vested immediately on the date of grant.

(4)
The annual stock option awards were granted to our NEOs on September 21, 2018 as described in the Compensation Discussion and Analysis section. These grants were approved by the HR Committee at its September meeting. All options were granted with an exercise price equal to the closing stock price of the Company’s common stock on the date of the grant and vest in three equal annual installments beginning on the first anniversary of the grant date.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table summarizes the equity awards held by our NEOs as of the last day of fiscal 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested (3) ($)
Tod E. Carpenter
Stock Options	12/10/2010	15,000	—	29.07	12/10/2020
	12/9/2011	24,000	—	34.88	12/9/2021
	12/7/2012	24,500	—	33.58	12/7/2022
	12/9/2013	23,500	—	42.07	12/9/2023
	4/1/2014	20,000	—	42.68	4/1/2024
	12/5/2014	54,000	—	38.78	12/5/2024
	1/30/2015	55,000	—	36.56	1/30/2025
	12/17/2015	160,500	—	28.00	12/17/2025
	12/16/2016	111,000	55,500	42.72	12/16/2026
	9/22/2017	50,167	100,333	45.43	9/22/2027
	9/14/2018	11,065	—	59.04	12/11/2019
	9/21/2018	—	152,000	59.18	9/21/2028

Performance Shares
8/1/17 - 7/31/20								37,700	1,883,115
8/1/18 - 7/31/21								39,300	1,963,035
Scott J. Robinson
Stock Options	12/17/2015	24,000	—	28.00	12/17/2025
	12/16/2016	24,667	12,333	42.72	12/16/2026
	9/22/2017	12,534	25,066	45.43	9/22/2027
	9/21/2018	—	39,000	59.18	9/21/2028

Restricted Stock	12/8/2015					7,500	374,625

Performance Shares
8/1/17 - 7/31/20								9,400	469,530
8/1/18 - 7/31/21								10,100	504,495
Thomas R. Scalf
Stock Options	12/10/2010	1,000	—	29.07	12/10/2020
	12/9/2011	4,000	—	34.88	12/9/2021
	12/7/2012	7,000	—	33.58	12/7/2022
	12/9/2013	10,500	—	42.07	12/9/2023
	12/5/2014	26,000	—	38.78	12/5/2024
	12/17/2015	29,500	—	28.00	12/17/2025
	12/16/2016	19,000	9,500	42.72	12/16/2026
	9/22/2017	8,600	17,200	45.43	9/22/2027
	9/21/2018	—	30,800	59.18	9/21/2028

Performance Shares
8/1/17 - 7/31/20								6,500	324,675
8/1/18 - 7/31/21								8,000	399,600

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested (3) ($)
Jeffrey E. Spethmann
Stock Options	2/18/2013	7,500	—	37.60	2/18/2023
	12/9/2013	10,500	—	42.07	12/9/2023
	12/5/2014	12,000	—	38.78	12/5/2024
	12/17/2015	13,500	—	28.00	12/17/2025
	4/4/2016	10,000	—	31.35	4/4/2026
	12/16/2016	16,000	8,000	42.72	12/16/2026
	9/22/2017	8,600	17,200	45.43	9/22/2027
	9/21/2018	—	30,800	59.18	9/21/2028

Performance Shares
8/1/17 - 7/31/20								6,500	324,675
8/1/18 - 7/31/21								8,000	399,600
Amy C. Becker
Stock Options	1/14/2010	6,000	—	21.14	1/14/2020
	12/10/2010	6,000	—	29.07	12/10/2020
	12/9/2011	6,000	—	34.88	12/9/2021
	12/7/2012	3,500	—	33.58	12/7/2022
	12/6/2013	3,000	—	42.05	12/6/2023
	12/5/2014	14,500	—	38.78	12/5/2024
	12/17/2015	18,500	—	28.00	12/17/2025
	12/16/2016	12,667	6,333	42.72	12/16/2026
	9/22/2017	7,167	14,333	45.43	9/22/2027
	9/21/2018	—	21,600	59.18	9/21/2028

Performance Shares
8/1/17 - 7/31/20								5,400	269,730
8/1/18 - 7/31/21								5,600	279,720
_______________

(1)
Stock options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the grant date. The vesting dates for options unexercisable as of July 31, 2019 are as follows:

		Stock Options Vesting
		September	December	September	September
Name	Grant Date	2019	2019	2020	2021
Tod E. Carpenter	12/16/2016		55,500
	9/22/2017	50,166		50,167
	9/21/2018	50,667		50,666	50,667
Scott J. Robinson	12/16/2016		12,333
	9/22/2017	12,533		12,533
	9/21/2018	13,000		13,000	13,000
Thomas R. Scalf	12/16/2016		9,500
	9/22/2017	8,600		8,600
	9/21/2018	10,267		10,266	10,267
Jeffrey E. Spethmann	12/16/2016		8,000
	9/22/2017	8,600		8,600
	9/21/2018	10,267		10,266	10,267
Amy C. Becker	12/16/2016		6,333
	9/22/2017	7,166		7,167
	9/21/2018	7,200		7,200	7,200

(2)
Restricted stock awards generally cliff vest at the end of the fifth anniversary of the grant date. The market value is calculated using the closing price of the Company's common stock on the NYSE at the end of fiscal 2019.

(3)
These amounts represent the Target payout for the performance-based stock awards pursuant to the Long-Term Compensation Plan as described in the Compensation Discussion and Analysis section. The market value is calculated using the closing price of the Company's common stock on the NYSE at the end of fiscal 2019.

Fiscal 2019 Option Exercises and Stock Vested Table
The following table summarizes information on stock option awards exercised during fiscal 2019, the Long-Term Compensation Plan payouts for the cycle ending July 31, 2019, and restricted stock awards that vested during fiscal 2019 for our NEOs. For stock options, the value realized is based on the difference between the market price of our common stock at exercise and the exercise price. For stock awards, the value realized on vesting is based on the market price of our common stock at vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Tod E. Carpenter	35,600	1,416,184	110,955	5,726,388
Scott J. Robinson	—	—	24,570	1,268,058
Thomas R. Scalf	—	—	21,915	1,137,303
Jeffrey E. Spethmann	—	—	18,795	976,280
Amy C. Becker	3,000	123,735	15,675	798,337
_______________
(1)Amount reported represents the market price of our common stock on the exercise date, less the exercise price, multiplied by the number of shares exercised.
(2)    Amount reported represents the closing price of our common stock as of the vesting date multiplied by the number of shares acquired on vesting.
Pension Benefits
The Company provides pension benefits to our U.S. Officers through the following plans:

•	Salaried Employees’ Pension Plan

•	Excess Pension Plan
Salaried Employees’ Pension Plan
The Salaried Employees’ Pension Plan is a defined benefit plan that provides cash balance retirement benefits to eligible employees. The Company contribution credits vary with service, age, and compensation. A participant’s benefit is 100% vested after three years of service. At retirement or termination, a participant who has a vested benefit can receive a distribution in the form of a lump sum or an actuarially equivalent annuity.
Effective August 1, 2016, employees no longer accrue Company contribution credits under the plan. Participants' cash balances continue to increase annually with interest credits. An employee’s account earns interest each year based on the average yield on one-year Treasury Constant Maturities during the month of June prior to the plan year plus 1%. This is the interest crediting rate. The minimum annual interest crediting rate is 4.83%.
Excess Pension Plan
The Excess Pension Plan mirrors the Salaried Employees’ Pension Plan. This plan is an unfunded, non-qualified plan that primarily provides retirement benefits that cannot be paid under the Salaried Employees’ Pension Plan due to the Internal Revenue Code limitations on qualified plans for compensation and benefits. Vested benefits are paid out of this plan on or after termination or retirement in up to 20 annual installments or a lump sum according to elections made by the participant in accordance with applicable IRS regulations.
Same as the Salaried Employees’ Pension Plan, employees no longer accrue Company contribution credits under this plan effective August 1, 2016.

Fiscal 2019 Pension Benefits
The following table summarizes information with respect to pension plans for each eligible NEO.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Tod E. Carpenter	Salaried Employees’ Pension Plan	20	636,293	—
	Excess Pension Plan	20	436,111	—
Scott J. Robinson (2)	Salaried Employees’ Pension Plan	—	—	—
	Excess Pension Plan	—	—	—
Thomas R. Scalf	Salaried Employees’ Pension Plan	27	649,250	—
	Excess Pension Plan	27	137,674	—
Jeffrey E. Spethmann	Salaried Employees’ Pension Plan	3	85,221	—
	Excess Pension Plan	3	29,583	—
Amy C. Becker	Salaried Employees’ Pension Plan	19	511,712	—
	Excess Pension Plan	19	35,719	—
_______________

(1)
The present value of the accumulated benefit for the Salaried Employees’ Pension Plan and the Excess Pension Plan was determined by projecting the July 31, 2019 cash balance amounts to age 65 using a 5.0% interest credit rate and discounting it using a 3.48% interest rate.

The actual accrued balances as of the end of fiscal 2019 are reflected in the table below. For additional assumptions used in this calculation, refer to Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2019.

Name	Salaried Employees’ Pension Plan ($)	Excess Pension Plan ($)
Tod E. Carpenter	593,712	406,927
Scott J. Robinson	—	—
Thomas R. Scalf	545,026	115,573
Jeffrey E. Spethmann	73,122	25,383
Amy C. Becker	440,670	30,760

(2)	Mr. Robinson was hired after August 1, 2013 and, therefore, is not eligible to participate in our Salaried Employee's Pension Plan or the Excess Pension Plan.
Non-Qualified Deferred Compensation
U.S. Officers are eligible to defer the following compensation through the Deferred Compensation and 401(k) Excess Plan:

•	Up to 75% of base salary

•	Up to 100% of annual cash incentive

•	Up to 100% of the Long-Term Compensation Plan award

•	Up to 25% of compensation in excess of the qualified plan compensation limits ($280,000 for 2019)
Participants have the following two investment alternatives for the deferrals of base salary and annual cash incentive:

•	Allocate the account to be credited with a fixed rate of return (as approved by the HR Committee) equal to the ten-year Treasury Bond rate.

•
Allocate the account to one or more investment funds. Several mutual fund investments are available, and funds may be reallocated among the investment alternatives at any time. These funds mirror the funds utilized in our Retirement Savings and Employees Stock Ownership Plan. These amounts are funded through a non-qualified “rabbi” trust.

All stock deferrals (LTCP awards, restricted stock awards, and stock option gains) remain in stock, are funded through a non-qualified “rabbi” trust, and are paid out in stock. These deferrals earn quarterly dividends that are paid in Company’s common stock.
Payments are made under these plans in the form of a lump sum or annual installments of up to 20 years. The deferral elections and payment elections are made in accordance with the timing requirements of applicable IRS regulations.
The following table summarizes participation of our NEOs in our Deferred Compensation and 401(k) Excess Plan and our Deferred Stock Option Gain Plan.
Fiscal 2019 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3) ($)
Tod E. Carpenter	160,563	156,131	19,913	—	1,171,328
Scott J. Robinson	—	20,494	2,006	—	45,953
Thomas R. Scalf	62,481	41,541	8,978	—	317,887
Jeffrey E. Spethmann	66,501	37,482	(2,341)	—	167,624
Amy C. Becker	103,748	28,548	16,555	—	347,312
______________

(1)	Includes amounts in 401(k) Excess contributions for all NEOs and the following deferrals reported as part of each NEO's salary and non-equity incentive plan compensation in the Summary Compensation Table:

•	$13,269 deferred base salary and $20,888 deferred bonus for Mr. Scalf

•	$21,615 deferred base salary and $20,101 deferred bonus for Mr. Spethmann

•	$40,125 deferred base salary and $29,486 deferred bonus for Ms. Becker

(2)	This reflects the Company match for any applicable deferred salary, deferred annual incentive, and 401(k) Excess contributions.
These amounts are reported under All Other Compensation in the Summary Compensation Table.

(3)	A portion of the aggregated balances shown above were reported as salary, annual incentive compensation, and/or all other compensation in the Summary Compensation Table for previous years: Mr. Carpenter, $258,634; Mr. Robinson, $22,459;
Mr. Scalf, $58.794; Mr. Spethmann, $42,732; Ms. Becker, $80,561.

Potential Payments Upon Termination or Change in Control
Our Officers are covered by CIC Agreements and stock plan award agreements that govern key payments and benefits in the event of a termination of employment. The following discussion highlights applicable compensation and benefit that would be provided under different termination scenarios.
Termination Absent a Change in Control
We have no formal employment agreements or severance agreements outside of a change in control that provides additional payments to an Officer in the event of a termination of employment, including voluntary termination, termination for cause, involuntary termination, death or disability. Upon a termination, an Officer would be entitled to receive the same benefits and payments available to our broad-based, salaried employee group as specified in the plan document of each applicable program.
Retirement
Our Officers are eligible for retirement at age 55 with five years of vesting service. Upon retirement, the following would generally apply:

•	An annual cash incentive payment at the end of the applicable fiscal year would be prorated based on time worked.

•	Outstanding stock option awards continue to vest in accordance with the terms of the award agreement.

•	Outstanding LTCP awards would be prorated based on time worked and payments would be processed at the end of the three-year performance cycle according to the Company's performance results.

•	Outstanding restricted stock awards would be prorated based on time worked.

Involuntary Termination
In the event of an involuntary termination not for cause, the HR Committee has sole discretion to determine the amount, if any, of severance payments and benefits that will be offered to an Officer. We have no formal employment agreements with our Officers and they are not covered by our Company Severance Plan. Under our Severance Plan for U.S. salaried employees, the Company generally pays severance equal to one week of base salary for each year of service up to a maximum of 26 weeks (a minimum of 8 weeks for director level) and a target incentive prorated for full months actively employed. We generally pay for continued coverage for elected medical and dental benefits for a period of one or two months based on years of service.
Upon involuntary termination, the following would apply:

•	Outstanding vested stock options must be exercised within one month of termination and unvested stock options would be forfeited.

•	Outstanding restricted stock awards would be forfeited.

•	Outstanding LTCP awards that are still within the three-year performance cycle would be forfeited.
Death
In the event of the death of an Officer, the following would apply:

•	An annual cash incentive payment at the end of the applicable fiscal year would be prorated based on time worked.

•	Outstanding vested stock options become exercisable by the named beneficiary for a period of 36 months following the death and unvested stock options would be forfeited.

•	Outstanding restricted stock awards would be prorated based on time worked.

•	Outstanding LTCP awards would be prorated based on time worked and payments would be processed at the end of the three-year performance cycle according to the Company's performance results.

•
Payments under our Non-Qualified Deferred Compensation Plans and Excess Pension Plan would be accelerated. The amounts reflected in the Non-Qualified Deferred Compensation Table and Pension Benefits Table would have been payable to the named beneficiary as a lump sum.

Disability
In the event of disability of an Officer, the following would apply:

•	An annual cash incentive payment at the end of the applicable fiscal year would be prorated based on time worked.

•
Outstanding vested stock options remain exercisable for a period of 36 months following the disability, and unvested stock options would continue to vest in accordance with the terms of the award agreement.

•	Outstanding restricted stock awards would be prorated based on time worked.

•	Outstanding LTCP awards would be prorated based on time worked and payments would be processed at the end of the three-year performance cycle according to the Company's performance results.

•
Each U.S. Officer who participates in our broad-based, long-term disability program would receive an annual benefit equal to 60% of total cash compensation until the earlier of: (a) age 65; (b) recovery from the disability; or (c) death. The portion of compensation up to $200,000 is fully insured and payable by our insurance company, and the portion of compensation in excess of $200,000 is self-insured and payable by the Company.

•	In the event of a qualifying disability, payments under our Non-Qualified Deferred Compensation Plans and Excess Pension Plan would be accelerated.
Voluntary Termination and Termination for Cause
Our Officers are not entitled to receive any additional forms of severance payments or benefits upon a voluntary decision to terminate employment or upon a termination by the Company for cause prior to being eligible for retirement.
Termination Following or in Connection with a Change in Control
We entered into CIC Agreements with each of the Officers. Our CIC Agreements contain a “double-trigger” to enable our Officers to maintain objectivity in the event of a change in control situation and to better protect the interests of our stockholders. This independence is important in providing retention incentives during a time of uncertainty for Officers and offering additional assurances to the Company that it will be able to complete a transaction that the Board believes is in the best interests of our stockholders. In addition to the CIC Agreements, our stock option awards, LTCP and deferred compensation plans provide for the acceleration of certain benefits upon a change in control.
Upon the occurrence of a change in control, as generally defined below, with or without a qualifying termination of employment:

•	Outstanding unvested stock options will immediately vest and become exercisable.

•	Outstanding restricted stock awards will immediately vest.

•	Outstanding LTCP awards will immediately vest and be paid in a lump sum stock distribution at target achievement level.

•	Any unvested benefits under the Salaried Employees’ Pension Plan will immediately vest. As of the end of fiscal 2019, all eligible Officers were 100% vested in the Salaried Employees’ Pension Plan.
Additionally, the CIC Agreements provide that upon a qualifying termination of employment in connection with a change in control, each Officer would receive the following:

•
A cash lump sum equal to a multiple of the sum of the Officer’s base salary plus the Officer’s target cash incentive from the Annual Cash Incentive Plan then in effect. The multiple is based on level as follows:

–	Chairman and CEO = three times the sum of base salary and target annual incentive

–	Senior Vice Presidents = two times the sum of base salary and target annual incentive

–	Vice Presidents = one times the sum of base salary and target annual incentive

•	A lump sum of additional pension benefits equal to:

–	The value of the benefit under each pension plan assuming the benefit is fully vested and the Officer had three additional years of benefit accrual; less

–	The value of the vested benefit accrued under each pension

•	36 months of continued medical, dental, vision, life, disability, and accident benefits

•	Outplacement services suitable to the Officer’s position for a period of three years or until the first acceptance of an employment offer, whichever is earlier
The Officer’s payments will be reduced to the maximum amount that can be paid without triggering an excise tax liability. This reduction would only occur if the net amount of those payments is greater than the net amount of payments without the reduction.
Change in Control
Generally, a change in control includes the occurrence of any of the following events or circumstances:

•	The acquisition of 25% or more of the combined voting power of the Company’s outstanding shares, other than any acquisition from or by the Company or any Company-sponsored employee benefit plan.

•	Consummation of a merger or other business consolidation of the Company other than a transaction where the Company’s pre-transaction stockholders retain at least 60% ownership of the surviving entity.

•
A change in the Board composition in which the incumbent directors, meaning those directors who were not elected in a contested fashion, are no longer a majority of the Board. The CIC Agreements specify the circumstances under which a director is deemed to have been elected in a contested fashion.

•
Approval of a plan of liquidation or dissolution or a consummated agreement for the sale of all or substantially all of the Company’s assets to an entity, unless the Company’s pre-transaction stockholders retain at least 60% ownership of the surviving entity.

Qualifying Termination of Employment
The CIC Agreement provides that, upon a change in control, if an Officer’s employment with the Company is terminated within 24 months:

•	by the Company or its successor without “cause,” or

•	by the Officer for “good reason”

Potential Payments upon Termination or Change in Control Table
The following table sets forth applicable payment estimates to our NEOs assuming each termination event occurred on July 31, 2019, the last business day of the fiscal year. The estimates are based on the July 31, 2019 closing stock price of $49.95.

		Potential Payments ($)
Triggering Event (1)	Compensation Component	Tod E. Carpenter	Scott J. Robinson	Thomas R. Scalf	Jeffrey E. Spethmann	Amy C. Becker
Death	Annual incentive	673,215	235,390	153,770	196,863	139,822
	LTCP (4)	1,906,243	480,295	348,989	348,989	272,558
	Restricted stock	—	268,481	—	—	—
	Total	2,579,458	984,166	502,759	545,852	412,380

Disability	Annual disability benefit (5)	1,437,539	532,957	525,647	434,851	397,874
	Annual incentive	673,215	235,390	153,770	196,863	139,822
	Stock Options	854,770	202,466	146,429	135,584	110,573
	LTCP (4)	1,906,243	480,295	348,989	348,989	272,558
	Restricted stock	—	268,481	—	—	—
	Total	4,871,767	1,719,589	1,174,835	1,116,287	920,827

Involuntary Termination (2)	Cash severance	1,503,750	451,923	529,000	353,692	386,308
	Benefit continuation (6)	2,811	1,048	4,064	—	2,334
	Total	1,506,561	452,971	533,064	353,692	388,642

Retirement (3)	Annual incentive	673,215	—	—	—	—
	Stock Options	854,770	—	—	—	—
	LTCP (4)	1,906,243	—	—	—	—
	Restricted stock	—	—	—	—	—
	Total	3,434,228	—	—	—	—

Change in Control	Stock options	854,770	202,466	146,429	135,584	110,573
	LTCP (4)	3,846,150	974,025	724,275	724,275	549,450
	Restricted stock	—	374,625	—	—	—
	Total	4,700,920	1,551,116	870,704	859,859	660,023

Qualifying Termination Following or in Connection with a Change in Control	Cash severance (7)	6,142,500	1,750,000	1,518,000	1,452,000	627,750
	Pension benefits (8)	1,020,414	—	333,999	242,879	261,988
	Benefit continuation (6, 9)	41,148	32,436	58,392	2,232	35,928
	Outplacement (10)	45,000	45,000	45,000	45,000	45,000
	Total	7,249,062	1,827,436	1,955,391	1,742,111	970,666
________________

(1)	No forms of severance payments or additional benefits are provided to Officers upon a voluntary decision to terminate employment or a termination for cause prior to being eligible for retirement.

(2)
If the HR Committee were to follow our U.S. Severance Plan for broad-based employees, the payments above would have been made to our NEOs had they been involuntarily terminated at the end of fiscal 2019.

(3)	Mr. Carpenter is the only retirement eligible NEO as of July 31, 2019.

(4)	This represents the accelerated vesting of two LTCP award cycles outstanding as of July 31, 2019 and assumes payment at target achievement.

(5)	$120,000 of the annual disability benefit is fully insured and payable by the insurance company. Anything in excess of this amount is self-insured and payable by the Company.

(6)	Mr. Spethmann did not elect medical or dental coverage through Donaldson.

(7)	Under the CIC Agreement, this represents a lump sum equal to:

•	Three times the sum of base salary and the annual incentive at target for Mr. Carpenter

•	Two times the sum of base salary and the annual incentive at target for Messrs. Robinson, Scalf and Spethmann

•	One times the sum of base salary and the annual incentive at target for Ms. Becker

(8)	Mr. Robinson was hired after August 1, 2013 and, therefore, is not eligible to participate in our Salaried Employee's Pension Plan.

(9)	This reflects only Life and Business Travel Accident benefits for Mr. Spethmann.

(10)	This is based on the assumption that the NEO would utilize $15,000 per year in outplacement services for the full three years.

Under the CIC Agreement, the payment may be reduced in situations where the Officer would otherwise be subject to the excise tax liability under Section 280G of the Internal Revenue Code. The amounts in the table above do not reflect any reductions that might be made.
With a change in control followed by a termination within 24 months, any payments under the Non-Qualified Deferred Compensation Plans and the Excess Pension Plan would become immediately payable to the participant in the form of a lump sum. Additionally, any accrued benefits under the Salaried Employees’ Pension Plan and the Excess Pension Plan also become immediately vested. As of the end of fiscal 2019, all eligible Officers were 100% vested under these plans.
Pay Ratio Disclosure
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing a disclosure of the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee. For fiscal 2019:

Annual Total Compensation of Median Employee	$34,680
Annual Total Compensation of our CEO	$6,270,388
Based on this information, our fiscal 2019 pay ratio of 181 to 1 is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal 2019, there were no material changes to the Company’s employee population or compensation arrangements that would significantly impact the pay ratio disclosure and warrant calculating a new median employee.
We calculated annual total compensation for our median employee in accordance with same methodology used for our NEOs as set forth in the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column reported in the Summary Compensation Table.

INFORMATION REGARDING THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report
The following is the report of the Audit Committee with respect to Donaldson’s audited financial statements presented in its Annual Report on Form 10-K for the fiscal year ended July 31, 2019.
The Audit Committee of the Board is composed entirely of non-employee directors, all of whom have been determined by the Board to be independent under the rules of the SEC and the NYSE. In addition, the Board has determined that John P. Wiehoff and Andrew Cecere are Audit Committee financial experts, as defined by the rules of the SEC.
The Audit Committee acts under a written charter approved by the Board. The Audit Committee assists the Board in carrying out its oversight of the Company’s financial reporting process, audit process, and internal controls. The Audit Committee formally met eight times during the past fiscal year in carrying out its oversight functions. The Audit Committee has the sole authority to appoint, terminate, or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee reviewed and discussed the Company’s fiscal 2019 audited financial statements with management, the internal auditor, and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm. Management has represented and PwC has reported in its opinion to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial position of the Company.
As part of its activities, the Audit Committee also:

1.	Discussed with PwC the matters required to be discussed under applicable Auditing Standards of the Public Company Accounting Oversight Board;

2.
Received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

3.	Discussed with PwC its independence.
Based on the review and discussions with management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019.

Members of the Audit Committee
John P. Wiehoff, Chair	Douglas A. Milroy
Andrew Cecere	Trudy A. Rautio
Pilar Cruz

Independent Registered Public Accounting Firm Fees
The aggregate fees billed to the Company for fiscal 2019 and fiscal 2018 by PwC, the Company’s independent registered public accounting firm, are as follows:

	Fiscal 2019	Fiscal 2018
Audit Fees	$3,497,323	$3,196,016
Audit-Related Fees	45,889	43,566
Tax Fees	38,333	181,810
All Other Fees	3,000	1,800
Total Fees	$3,584,545	$3,423,192
Audit Fees include professional services rendered in connection with the audit of the Company’s financial statements, including the quarterly reviews, statutory audits of certain of the Company’s international subsidiaries, and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit-

Related Fees include accounting advisory fees related to financial accounting matters. Tax fees include tax consulting and tax return preparation. All Other Fees include licensure for an accounting literature research tool.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Audit Committee may delegate to one or more designated Committee members the authority to grant pre-approvals. This designated member is the Chair of the Audit Committee. Any pre-approval by the Chair must be presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm during fiscal 2019 and fiscal 2018, including services related to the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

ITEM 2: NON-BINDING ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, at the 2017 Annual Meeting, the Company provided our stockholders with an advisory vote on the frequency of conducting an advisory vote on the compensation of our NEOs. Consistent with the stockholders’ preference expressed in voting at the 2017 Annual Meeting, our Board determined that an advisory vote on the compensation of our NEOs will be conducted annually. Therefore, we are providing our stockholders with an advisory (non-binding) vote on the compensation of our NEOs as discussed in this Proxy Statement in accordance with the rules of the SEC.
As described in detail under Compensation Discussion and Analysis - Executive Compensation Program Principles, our objective is to create long-term stockholder value. Our executive compensation program is designed to directly support this objective and ensure that the interests of our officers are properly aligned with our stockholders’ short-term and long-term interests. The key principles of our executive compensation strategy include:

•	Aligning compensation to financial measures that balance both the Company’s annual financial results and long-term growth

•	Providing significant portions of total compensation in variable performance-based programs to focus the attention of our Officers on driving and increasing stockholder value

•	Setting target total direct compensation based on established proxy peer group (as recommended by an independent compensation consultant) and published market survey data

•	Establishing high stock ownership requirements for our Officers

•
Providing competitive pay, which enables us to attract, retain, reward, and motivate top leadership talent by generally setting compensation elements around the median of the peer group data and size-adjusted general industry survey data

Please read the Compensation Discussion and Analysis for additional details about the Company’s executive compensation programs, including information about the compensation of our NEOs for fiscal 2019.
We are presenting the following proposal, which gives stockholders the opportunity to support or not support our executive compensation program for our NEOs by voting for or against the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in Donaldson Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”
This advisory vote on executive compensation is not binding on the Company, our Human Resources Committee, or our Board. However, our Human Resources Committee and our Board will take into account the result of the vote when determining future executive compensation arrangements.
Board Recommendation
The Board of Directors recommends stockholders vote FOR adoption of the resolution approving the compensation of our Named Executive Officers described in this Proxy Statement.

ITEM 3: ADOPTION OF THE DONALDSON COMPANY, INC.
2019 MASTER STOCK INCENTIVE PLAN

Background and Purpose

On September 27, 2019, our Board adopted, subject to stockholder approval, the Donaldson Company, Inc. 2019 Master Stock Incentive Plan (the “2019 Stock Plan”). The purpose of the 2019 Stock Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non‑employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons incentives to put forth maximum effort for the success of the Company’s business. The 2019 Stock Plan, if approved by the stockholders, will replace the Donaldson Company, Inc. 2010 Master Stock Incentive Plan adopted in 2010 (the “Prior Stock Plan”).

The following discussion and summary of the material terms of the 2019 Stock Plan is qualified in its entirety by reference to the full text of the 2019 Stock Plan which is set forth in Appendix A to this proxy statement.

Key Features of the 2019 Stock Plan

The following features of the 2019 Stock Plan reflect equity incentive plan “best practices” intended to protect the interests of our stockholders:

•
Limit on Shares Available for Awards. Under the 2019 Stock Plan, the aggregate number of shares of the Company’s common stock that may be issued is 5,000,000 shares, plus in certain circumstances, shares subject to an outstanding award under the Prior Stock Plan that are forfeited under the Prior Stock Plan. Unused shares remaining under the Prior Stock Plan on the date of its termination (estimated in excess of 500,000 shares) will not be added to the shares available under the 2019 Stock Plan. However, if, after the effective date of the 2019 Stock Plan, outstanding awards under the Prior Stock Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2019 Stock Plan in accordance with the share counting provisions in the 2019 Stock Plan.

•
Separate Limit for Full Value Awards. All shares subject to awards, regardless the type of award, will count against the 2019 Stock Plan’s reserve on 1:1 basis for each share subject to the award. However, the aggregate number of shares that may be issued as “full value” awards (restricted stock, RSU's and other awards not based solely on an increase in value after the grant date) is 1,000,000 shares, plus in certain circumstances, shares subject to an outstanding full value award under the Prior Stock Plan that are forfeited under the Prior Stock Plan.

•
Individual Limits on Shares Issued. The aggregate number of shares of the Company’s common stock that may be issued to an employee, officer or consultant in a fiscal year under the 2019 Stock Plan is 500,000 shares. No non‑employee director may be granted awards denominated in shares the value of which in the aggregate exceeds $350,000 in any fiscal year.

•	No Evergreen Provision. The 2019 Stock Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2019 Stock Plan.

•
No Liberal Share “Recycling.” The 2019 Stock Plan provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2019 Stock Plan.

•
No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or stock appreciation right previously granted by an entity that is acquired by or merged with the Company).

•
No Repricing of Stock Options or Stock Appreciation Rights. The 2019 Stock Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

•
No Liberal Change in Control Definition. The 2019 Stock Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction, and does not otherwise contain liberal change in control provisions.

•
No Dividend Equivalents Paid on Unvested Awards. The 2019 Stock Plan prohibits the payment of dividend equivalents on awards until those awards are earned and vested. In addition, the 2019 Stock Plan prohibits the granting of dividend equivalents with respect to stock options, stock appreciation rights or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

•
Awards Subject to Forfeiture or Clawback. Awards under the 2019 Stock Plan will be subject to any Company recovery or clawback policy, as well as any other forfeiture and penalty conditions determined by the Human Resources Committee.

•	Minimum Vesting Period. Each award is subject to a minimum vesting period of at least one year following the date of grant, subject to limited exceptions.

•	Independent Committee Administration. The 2019 Stock Plan will be administered by the Human Resources Committee of the Board comprised entirely of independent directors.
The Human Resources Committee expects that the number of shares available, if approved by our stockholders, will satisfy equity compensation needs for up to five years based on historical grant practices.
Determination of Number of Shares for the 2019 Stock Plan
As of September 23, 2019, there were 126,194,547 shares of our common stock outstanding and the closing sale price of a share of our common stock was $52.18. In setting the number of shares authorized under the 2019 Stock Plan for which stockholder approval is being sought, the Human Resources Committee and the Board considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. The Company has not authorized specific grants of awards to be made under the 2019 Stock Plan.
The 2019 Stock Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for Officers, the Human Resources Committee considers a variety of factors such as: the relative market position of the awards, the proportion of each Officer’s total compensation to be delivered as a long‑term incentive award, internal pay equity, executive performance, retention concerns, and the Company’s performance. Similar considerations are taken into account in granting awards to participants who are not executive officers.
To reduce the dilutive impact of our equity award grants on our stockholders’ interests, equity awards are generally limited to individuals whose personal performance makes them highly valuable to the Company and to essential new hires.
New Plan Benefits
No awards have been granted under the 2019 Stock Plan, as it will only take effect upon stockholder approval at the 2019 Annual Meeting of Stockholders. The number and types of awards that will be granted under the 2019 Stock Plan in the future are not determinable, as the Human Resources Committee will make these determinations in its sole discretion.

Description of 2019 Stock Plan
Administration. The Human Resources Committee will administer the 2019 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2019 Stock Plan. Subject to the provisions of the 2019 Stock Plan, the Human Resources Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Human Resources Committee will have authority to interpret the 2019 Stock Plan and establish rules and regulations for the administration of the 2019 Stock Plan.
The Human Resources Committee may delegate its powers under the 2019 Stock Plan to the Chief Executive Officer and/or one or more Officers, subject to the requirements of Section 157(c) of the Delaware General Corporation Law. Furthermore, such delegated Officers will not be permitted to grant awards to any members of the Board or Officers who are subject to Section 16 of the Exchange Act.
Eligibility. Any employee, officer, non-employee director, consultant or independent contractor providing services to Donaldson Company, Inc. or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Human Resources Committee to participate, is eligible to receive an award under the 2019 Stock Plan. The number of persons eligible to participate as of September 23, 2019 (the record date for the meeting), had the Plan been in effect, is estimated to be approximately 14,000 employees, officers and consultants as a class; however, historically the Human Resources Committee has not granted awards to more than approximately 450 employees in any single fiscal year.

Shares Available for Awards. The aggregate number of shares that may be issued under all stock‑based awards made under the 2019 Stock Plan will be 5,000,000 shares, plus certain shares subject to outstanding awards under the Prior Stock Plan that are as described below. “Full value awards” (restricted stock, RSUs and other awards not based solely on an increase in value after the grant date) are also subject to a separate limit. The aggregate number of shares that may be issued as full value awards is 1,000,000 shares, plus shares subject to outstanding full value awards under the Prior Stock Plan that are forfeited as follows. If, after the effective date of the 2019 Stock Plan, outstanding awards under the Prior Stock Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2019 Stock Plan in accordance with the share counting provisions in the 2019 Stock Plan.

All shares subject to awards, regardless of the type of award, will count against the 2019 Stock Plan’s reserve on 1:1 basis for each share subject to the award. If awards issued under the 2019 Stock Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2019 Stock Plan. However, under the share counting provisions of the 2019 Stock Plan, the following shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.
Awards under the 2019 Stock Plan are also subject to annual individual limitations. No employee, officer or consultant may be granted awards under the 2019 Stock Plan for more than 500,000 shares of our common stock in any fiscal year. No non‑employee director may be granted awards denominated in shares the value of which in the aggregate exceeds $350,000 in any fiscal year.
The Human Resources Committee will adjust the number of shares and share limit described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2019 Stock Plan. Any adjustment determination made by the Human Resources Committee shall be final, binding and conclusive.

Type of Awards and Terms and Conditions. The 2019 Stock Plan provides that the Human Resources Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Human Resources Committee may determine to be necessary or desirable:

•	stock options, including both incentive stock options (“ISOs”) and non‑qualified stock options (together with ISOs, “options”);

•	stock appreciation rights ("SARs");

•	restricted stock;

•	restricted stock units ("RSUs");

•	dividend equivalent rights; and

•	other stock‑based awards.

The Human Resources Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Human Resources Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the 2019 Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance‑based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated).

1.    Options and SARs. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Human Resources Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.

Exercise Price. The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of stockholders, the Company will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2019 Stock Plan.

Vesting. The Human Resources Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.

Exercise. The Human Resources Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Human Resources Committee is not authorized under the 2019 Stock Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Human Resources Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a greater than 10% stockholder, the option may not be exercised more than five years from the date of grant.

Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who, at the time of the grant, owns or immediately thereafter would own stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

2.    Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Human Resources Committee for a specified time period determined by the Human Resources Committee. The holder of RSUs will have the right, subject to restrictions imposed by the Human Resources Committee, to receive shares of our common stock at some future date determined by the Human Resources Committee upon vesting of such RSUs. The grant, issuance, retention, vesting and/or settlement of restricted stock and RSUs will occur at such times and in such installments as are determined by the Human Resources Committee, subject to the minimum vesting provisions described above.

3.    Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to stockholders with respect to the number of shares determined by the Human Resources Committee. Dividend equivalents will be subject to other terms and conditions determined by the Human Resources Committee, but the Human Resources Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

4.    Other Stock‑Based Awards. The Human Resources Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Human Resources Committee and the limitations in the 2019 Stock Plan. No such stock‑based awards will contain a purchase right or an option‑like exercise feature.

Termination and Amendment. The 2019 Stock Plan has a term of ten years expiring on September 27, 2029, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the 2019 Stock Plan. No amendment or modification of the 2019 Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of a corporate transaction as described below). Amendments to the 2019 Stock Plan must be approved by the stockholders if required under the listing requirements of the New York Stock Exchange or any other securities exchange applicable to the Company or if the amendment would (i) increase the number of shares authorized under the 2019 Stock Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per‑person share or dollar value limits under the 2019 Stock Plan.

Effect of Corporate Transaction. Awards under the 2019 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, spin‑off, combination, split‑up, plan of arrangement, take‑over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Human Resources Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):

•
termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the vested portion of the award or the realization of the participant’s rights under the vested portion of the award. Awards may be terminated without payment if the Human Resources Committee or Board determines that no amount is realizable under the award as of the time of the transaction;

•	replacement of any award with other rights or property selected by the Human Resources Committee or the Board, in its sole discretion;

•
the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or

•	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2019 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Human Resources Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the Form S‑8 rules. The Human Resources Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non‑qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non‑qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs. If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2019 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, the Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2019 Stock Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain NEOs. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance‑based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive under the 2019 Stock Plan in excess of $1 million generally will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of income tax deducted will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Human Resources Committee intends to administer and interpret the 2019 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

Board Recommendation
The Board of Directors recommends that stockholders vote FOR the adoption of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan described in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of July 31, 2019 regarding the Company's equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted – average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
1980 Master Stock Compensation Plan:
Deferred Stock Option Gain Plan	8,789	$10.63	—
1991 Master Stock Compensation Plan:
Deferred Stock Option Gain Plan	319,112	$23.17	—
Deferred LTC/Restricted Stock	126,558	$15.33	—
2001 Master Stock Incentive Plan:
Stock Options	186,148	$23.27	—
Deferred LTC/Restricted Stock	72,097	$21.15	—
2010 Master Stock Incentive Plan:			(1)
Stock Options	5,302,722	$40.92	—
Deferred LTC/Restricted Stock	1,516	$37.79	—
Stock Options for Non-Employee Directors	999,180	$36.77	—
Long-Term Compensation	268,579	$39.61	—
Subtotal for plans approved by security holders	7,284,701	$38.40

Equity compensation plans not approved by security holders
Non-qualified Stock Option Program for Non-Employee Directors	43,200	$21.44	—
ESOP Restoration	4,660	$10.35	(2)
Subtotal for plans not approved by security holders	47,860	$20.36
Total	7,332,561	$38.28
______________

(1)
The 2010 Master Stock Incentive Plan limits the number of shares authorized for issuance to 9,200,000 during the 10-year term of the plan in addition to any shares forfeited under the 2001 plan. The plan allows for the granting of non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards. As of July 31, 2019, there were 1,207,269 shares of the authorization remaining.

(2)
The Company has a non-qualified ESOP Restoration Plan established on August 1, 1990, to supplement the benefits for executive employees under the Company’s Employee Stock Ownership Plan that would otherwise be reduced because of the compensation limitations under the Internal Revenue Code. The ESOP’s 10-year term was completed on July 31, 1997, and the only ongoing benefits under the ESOP Restoration Plan are the accrual of dividend equivalent rights to the participants in the plan.

ITEM 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending July 31, 2020. PwC has audited the books and accounts of the Company since 2002. While the Company is not required to do so, it is submitting the selection of PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2020 for ratification in order to ascertain the views of the Company’s stockholders on this appointment. Whether or not the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PwC are expected to be present at the virtual meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event this appointment is not ratified, the Audit Committee will reconsider its selection.
Board Recommendation
The Audit Committee of the Board of Directors recommends that stockholders vote FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2020.

By Order of the Board of Directors

Amy C. Becker
Secretary
October 8, 2019

Appendix A

DONALDSON COMPANY, INC. 2019 Master Stock Incentive Plan

Table of Contents

Section 1.	Purpose	1
Section 2.	Definitions	1
Section 3.	Administration	4
(a)	Power and Authority of the Committee	4
(b)	Delegation	5
(c)	Power and Authority of the Board of Directors	5
Section 4.	Shares Available for Awards	5
(a)	Shares Available	5
(b)	Counting Shares	6
(c)	Adjustments	6
(d)	Annual Limitations	7
Section 5.	Eligibility	7
Section 6.	Awards	7
(a)	Option	7
(b)	Stock Appreciation Rights	9
(c)	Restricted Stock and Restricted Stock Units	9
(d)	Dividend Equivalents	10
(e)	Other Stock-Based Awards	10
(f)	General	10
Section 7.	Amendment and Termination; Corrections	13
(a)	Amendments to the Plan and Awards	13
(b)	Corporate Transactions	14
(c)	Correction of Defects, Omissions and Inconsistencies	14
Section 8.	Income Tax Withholding	15
Section 9.	General Provisions	15
(a)	No Rights to Awards	15
(b)	Award Agreements	15
(c)	Plan Provisions Control	15
(d)	No Rights of Stockholders	15
(e)	No Limit on Other Compensation Arrangements	15
(f)	No Right to Employment or Directorship	15
(g)	Governing Law	16
(h)	Severability	16
(i)	No Trust or Fund Created	16
(j)	Other Benefits	16
(k)	No Fractional Shares	16
(l)	Headings	16
(m)	Forfeiture	16
Section 10.	Clawback or Recoupment	17
Section 11.	Effective Date of the Plan	17
Section 12.	Term of the Plan	17

DONALDSON COMPANY, INC.
2019 MASTER STOCK INCENTIVE PLAN

Section 1.	Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non‑employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire an ownership interest in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock‑Based Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Change in Control” shall be the consummation of one of the following events:

(i)
any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), either is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)
during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two‑thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, unless the approval of the election or nomination for election of such new Directors was in connection with an actual or threatened election or proxy contest;

(iii)
the merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 30% of the combined voting power of the Company’s then outstanding securities; or

(iv)	the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets or any transaction having a similar effect.
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(g)“Committee” shall mean the committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b 3, and each member of the Committee shall be a “non‑employee director” within the meaning of Rule 16b‑3.
(h)“Company” shall mean Donaldson Company, Inc., a Delaware corporation, and any successor corporation.
(i)“Director” shall mean a member of the Board.
(j)“Disability” shall have the meaning ascribed to that term in Section 22(e)(3) of the Code, or such other meaning as may be required under applicable local law.
(k)“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.
(l)“Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non‑employee Director providing services to the Company or any Affiliate.
(m)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.
(o)“Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right, the value of which Option or Stock Appreciation Right is based solely on an increase in the value of the Shares after the date of grant of such Award.
(p)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(q)“Non‑Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(r)“Option” shall mean an Incentive Stock Option or a Non‑Qualified Stock Option to purchase shares of the Company.
(s)“Other Stock‑Based Award” shall mean any right granted under Section 6(e) of the Plan.
(t)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(u)“Plan” shall mean the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended from time to time.
(v)“Prior Plan” shall mean the Donaldson Company, Inc. 2010 Master Stock Incentive Plan, as amended from time to time.

(w)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(x)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(y)“Retirement” shall mean an Eligible Person’s termination of service at or after attainment of Retirement Age under such circumstances determined to constitute retirement by the Committee in its sole discretion; except that solely in the case of a non-employee Director, Retirement shall mean the Director retires or resigns from service as a Director of the Company in accordance with the age and term limits of the Corporate Governance Guidelines of the Company.
(z)“Retirement Age” shall mean age fifty‑five (55).
(aa)“Rule 16b‑3” shall mean Rule 16b‑3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
(bb)    “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.
(cc)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(dd)    “Shares” shall mean shares of common stock, $5.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(ee)    “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(ff)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.Administration

(a)Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;

(iv)
determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;

(v)	amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;

(vi)	accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 6 and 7,

(vii)
determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended;

(viii)	determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6;

(ix)	interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(x)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xii)
adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non‑U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non‑United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
(b)Delegation. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b‑3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
(c)Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b‑3 or applicable law or exchange requirements.

Section 4.	Shares Available for Awards

(a)Shares Available.

(i)
Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 5,000,000 (the authorized net increase of Shares in connection with the adoption of the Plan), plus any Shares subject to any outstanding award under the Prior Plan that, after November 22, 2019, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(ii)
Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Full Value Awards shall not exceed the sum of 1,000,000, plus any Shares subject to any outstanding full value award under the Prior Plan that, after November 22, 2019, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(iii)
On and after stockholder approval of this Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

(b)Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)
Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)
Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section (b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock‑settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)
Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)Annual Limitations.

(i)
Annual Limitations for Awards Granted to Employees, Officers and Consultants, Etc. No Eligible Person who is an employee, officer or consultant, independent contractor or advisor may be granted any Award or Awards for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any fiscal year.

(ii)
Annual Limitation for Awards Granted to Non‑Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $350,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any fiscal year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5.Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full time or part time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.	Awards

(a)Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the time of grant but shall not be longer than 10 years from the date of grant.

(iii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)	Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.

(B)
Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)
The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)
All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)
The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the

Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitations in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service‑based and performance‑based conditions (subject to the minimum requirements in Section 6. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii)
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book‑entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book‑entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d)Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.

(e)Other Stock‑Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option‑like exercise feature.

(f)General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)
Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)
Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S‑8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v)
Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)
Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(vii)
Minimum Vesting. No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance‑based objectives, exercise and vesting restrictions cannot lapse earlier than the one‑year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or upon the Participant’s death, Disability or Retirement (or attainment of Retirement Age). Notwithstanding the foregoing:

(A)
A maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Awards that do not comply with the applicable one year minimum exercise and vesting requirements and limited exceptions set forth above. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of this Plan apply.

(B)
Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the vesting or the exercisability of any Award or the lapse of any restrictions relating to any Award (except where expressly limited in Section 6(f)(viii)).

(viii)
Limits on Acceleration or Waiver of Restrictions Upon Change in Control. No Award Agreement shall, either by operation of its terms or by action of the Committee, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change in Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change in Control. Nothing in this paragraph shall limit the Committee’s authority to accelerate the exercisability of any Award or the lapse of restrictions relating to any Award for reasons other than a Change in Control (e.g., due to death, Disability or Retirement).

(ix)
Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s Disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.

Section 7.Amendment and Termination; Corrections

(a)Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)
subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)
make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty and except as provided in Section 4(c), prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(I)	require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(II)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(III)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;

(IV)
permit the award of Options or Stock Appreciation Rights at a price less than one‑hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(V)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or

(VI)	increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.
(b)Corporate Transactions. In the event of any reorganization, merger, consolidation, split‑up, spin‑off, combination, plan of arrangement, take‑over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6 (e.g., limitations on re‑pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)
either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)
that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan. The Company shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Committee, and used by the Committee in determining the benefit.

Section 8.	Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement..

Section 9.	General Provisions

(a)No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)No Rights of Stockholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
(e)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
(f)No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(m)Forfeiture. All Awards under this Plan shall be subject to forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 10.	Clawback or Recoupment

In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Executive Incentive Compensation Clawback Policy as amended from time to time.

Section 11.	Effective Date of the Plan

The Plan was adopted by the Board on September 27, 2019. The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on November 22,

2019 and the Plan shall be effective as of the date of such stockholder approval. On and after stockholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Section 12.	Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on September 27, 2029 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Donaldson Company, Inc.
Annual Meeting of Stockholders
Friday, November 22, 2019, at 1:00 p.m. CST
Virtual meeting held online through
www.virtualshareholdermeeting.com/DCI2019

DONALDSON COMPANY, INC.
ATTN: AMY BECKER
P.O. BOX 1299
MINNEAPOLIS, MN 55440-1299

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E84878-P28143-Z75528

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DONALDSON COMPANY, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

01) Michael J. Hoffman
02) Douglas A. Milroy
03) Willard D. Oberton
04) John P. Wiehoff

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

E84879-P28143-Z75528

DONALDSON COMPANY, INC.
Annual Meeting of Stockholders
November 22, 2019 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned appoints TOD E. CARPENTER, AMY C. BECKER AND PETER J. KELLER, and each of them as proxies, each with the power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Common Stock of DONALDSON COMPANY, INC. that the stockholder is entitled to vote at the 2019 Annual Meeting of Stockholders at www.virtualshareholdermeeting.com/DCI2019, at 1:00 PM, Local Time, on Friday, November 22, 2019, and any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.

Continued and to be signed on reverse side